EXHIBIT 10.1 FIRST AMENDMENT TO CREDIT AGREEMENT FIRST AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), dated as of July 12, 2022, by and among (i) UGI UTILITIES, INC. (the “Borrower”), (ii) the Lenders party hereto and (iii) PNC BANK, NATIONAL ASSOCIATION, as administrative agent for the Lenders (in such capacity, the “Agent”). Capitalized terms used but not defined herein shall have the meanings assigned thereto in the Amended Credit Agreement referred to below. W I T N E S S E T H: WHEREAS, the Borrower, the Lenders party thereto (collectively, the “Lenders”) and the Agent are parties to a Credit Agreement, dated as of October 31, 2017 (as heretofore amended, supplemented or otherwise modified, the “Existing Credit Agreement”; the Existing Credit Agreement, as amended, restated, supplemented or otherwise modified by this Amendment and as may be further amended, restated, supplemented or otherwise modified from time to time, the “Amended Credit Agreement”); WHEREAS, the Borrower has requested that the Maturity Date be extended to five (5) years after the date hereof; WHEREAS, the Borrower has requested certain other changes to the Existing Credit Agreement; and WHEREAS, the Borrower, the Lenders and the Agent have agreed to the above requests on and subject to the terms and conditions hereof. NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows: 1. Credit Agreement Amendments. On the First Amendment Effective Date (as defined below), the Existing Credit Agreement shall be amended to delete the stricken text (indicated textually in the same manner as the following example: stricken text) and to add the underlined text (indicated textually in the same manner as the following example: underlined text) as set forth in the Credit Agreement attached hereto as Exhibit A, except that any Schedule, Exhibit or other attachment to the Existing Credit Agreement not amended pursuant to the terms of this Amendment or otherwise included as part of said Exhibit A shall remain in effect without any amendment or other modification thereto. 2. Representations and Warranties. In order to induce the Lenders and the Agent to enter into this Amendment and to amend the Existing Credit Agreement in the manner provided herein, the Borrower hereby represents and warrants to each Lender and the Agent that the following statements are true and correct: (a) There exists no Default or Event of Default under the Existing Credit Agreement immediately prior to giving effect to this Amendment and no Default or Event of DMFIRM #403451143 v3

DMFIRM #403451143 v3 2 Default exists under the Amended Credit Agreement immediately after giving effect to this Amendment; (b) Immediately before and after giving effect to this Amendment, the representations and warranties of the Borrower set forth in the Loan Documents are true and correct (i) in the case of representations and warranties qualified as to materiality, in all respects and (ii) otherwise, in all material respects, in each case on and as of the date hereof, except in the case of any such representation and warranty that expressly relates to a prior date, in which case such representation and warranty shall be so true and correct in the case of such representation and warranty qualified by materiality, in all respects, and otherwise in all material respects on and as of such prior date. (c) The execution and delivery of this Amendment and the New Notes (as defined below) (collectively, the “First Amendment Documents”) and the performance by the Borrower of this Amendment, the other First Amendment Documents and the other Loan Documents (as amended by this Amendment) (i) has been duly authorized by all necessary corporate or other organizational action on behalf of the Borrower and (ii) will not, except as permitted under the Amended Credit Agreement, result in or require the creation or imposition of any Lien upon the properties or assets of the Borrower; (d) This Amendment, the other First Amendment Documents and the other Loan Documents (as amended by this Amendment) constitute the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and to general principles of equity, regardless whether considered in a proceeding in equity or at law; (e) No consent, approval, authorization or order of, or filing, registration or qualification with, any court or Official Body or third party is required in connection with the execution, delivery or performance by the Borrower of this Amendment and the other First Amendment Documents (except for those which have been obtained on or prior to the date hereof); and (f) The Borrower will receive direct and indirect benefits as a result of this Amendment becoming effective and the consummation of the transactions contemplated hereby. 3. Conditions Precedent; Determination. (a) This Amendment shall become effective on the date (such date, the “First Amendment Effective Date”) when each of the following conditions precedent is satisfied: (i) There shall have occurred no Material Adverse Change since September 30, 2021. (ii) There shall exist no action, suit, investigation, litigation or proceeding affecting the Borrower or any of its Subsidiaries pending or threatened before any court, governmental agency or arbitrator that (x) would be reasonably likely to have a Material Adverse Effect other than the matters disclosed in the SEC Reports prior to the

DMFIRM #403451143 v3 3 First Amendment Effective Date (the “Disclosed Litigation”) or (y) purports to affect the legality, validity or enforceability of this Amendment, any New Note, the Amended Credit Agreement or any other Loan Document or the consummation of the transactions contemplated hereby or thereby, and there shall have been no change in the Disclosed Litigation that would have a Material Adverse Effect. (iii) All governmental and third party consents and approvals necessary in connection with the transactions contemplated hereby shall have been obtained (without the imposition of any conditions that are not acceptable to the Lenders) and shall remain in effect, and no law or regulation shall be applicable in the reasonable judgment of the Lenders that restrains, prevents or imposes materially adverse conditions upon the transactions contemplated hereby. Without limiting the foregoing, the Borrower shall have delivered to the Agent (in form and substance satisfactory to the Agent) a copy of the securities certificate registered with the Pennsylvania Public Utility Commission (the “Securities Certificate”) authorizing the Borrower’s incurring indebtedness hereunder with a maturity date of July 12, 2027. (iv) The Borrower shall have notified the Agent in writing as to the proposed First Amendment Effective Date. (v) The Borrower shall have paid on the First Amendment Effective Date all accrued fees and expenses of the Agent and the Lenders (including, to the extent invoiced, the reasonable and documented accrued fees and expenses of counsel to the Agent). (vi) On the First Amendment Effective Date, the following statements shall be true and the Agent shall have received a certificate signed by a duly authorized officer of the Borrower, dated the Effective Date, stating that: (1) The representations and warranties contained in Section 2 of this Amendment and Section 4.01 of the Amended Credit Agreement are correct in all material respects (except that any representation or warranty which is already qualified as to materiality or by reference to a Material Adverse Effect shall be correct in all respects) on and as of the First Amendment Effective Date, and (2) No Material Adverse Change has occurred since September 30, 2021, and (3) No event has occurred and is continuing that constitutes a Default. (vii) The Agent shall have received the following, each dated the First Amendment Effective Date, in form and substance satisfactory to the Agent: (1) Either (x) a counterpart of this Amendment signed on behalf of the Agent, the Borrower and each Lender or (y)

DMFIRM #403451143 v3 4 evidence satisfactory to the Agent (which may include an electronic transmission) that such party has signed a counterpart of this Amendment. (2) To the extent requested, a Note (collectively, the “New Notes”) in favor of (x) any Lender that becomes a Lender on the First Amendment Effective Date pursuant to the Master Assignment and Assumption Agreement (as defined below) and (y) any Lender that is a Lender under the Existing Credit Agreement and that is purchasing any Loan (or portion thereof) of any other Lender under the Existing Credit Agreement pursuant to the Master Assignment and Assumption. (3) Such documents and certificates as the Agent may reasonably request relating to the organization, existence and good standing of the Borrower. (4) Certified copies of the resolutions of the Board of Directors of the Borrower approving this Amendment and the New Notes, and of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Amendment and the New Notes (including the extension of the maturity date). (5) A certificate of the Secretary or an Assistant Secretary of the Borrower certifying the names and true signatures of the officers of the Borrower authorized to sign this Amendment and the New Notes and the other documents to be delivered hereunder. (6) (x) A favorable opinion of Latham & Watkins LLP, counsel for the Borrower, as to such matters as the Agent may reasonably request and (y) a favorable opinion of in- house counsel for the Borrower as to such matters as the Agent may reasonably request. One of these opinions (which may be the opinion of in-house counsel) shall state that (i) the Securities Certificate has been registered with the Pennsylvania Public Utility Commission in accordance with Chapter 19 of the Pennsylvania Public Utility Code and by virtue of such registration, authorizes the Borrower to incur indebtedness under the Amended Credit Agreement with a maturity date of July 12, 2027, (ii) no other authorizations are required by the Pennsylvania Public Utility Commission or by any other state or local regulatory agency or governmental authority having jurisdiction over the Borrower and (iii) the Borrower’s

DMFIRM #403451143 v3 5 incurrence of indebtedness under the Amended Credit Agreement with a maturity date of July 12, 2022 has been duly authorized by all necessary corporate action. (7) To the extent requested by the agent or any Lender, an executed Beneficial Ownership Certification for the Borrower and such other documentation and other information requested in connection with applicable “know your customer”, Anti-Terrorism Laws and Anti-Corruption Laws, including the Patriot Act. (viii) The Agent shall have received a counterpart to that certain Master Assignment and Assumption Agreement (the “Master Assignment and Assumption Agreement”), dated the date hereof, by each party thereto pursuant to which any Lender under the Existing Credit Agreement on the First Amendment Effective Date who has not agreed to enter into this Amendment agrees to sell and assign its Loans under the Existing Credit Agreement to one or more Lenders executing said Master Agreement and Assumption Agreement. (b) For purposes of determining compliance with the conditions specified in Section 3(a), each Lender shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Lenders unless an officer of the Agent responsible for the transactions contemplated by this Amendment shall have received notice from such Lender prior to the date that the Borrower, by notice to the Agent on behalf of all Lenders, designates as the proposed First Amendment Effective Date, specifying its objection thereto. The Agent shall promptly notify the Lenders of the occurrence of the First Amendment Effective Date. 4. Affirmations and Reaffirmations. The Borrower hereby (i) ratifies and affirms all the provisions of the Existing Credit Agreement and the other Loan Documents as amended hereby, (ii) agrees that the terms and conditions of the Existing Credit Agreement and the other Loan Documents shall continue in full force and effect as amended hereby and that all of its obligations thereunder are valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this Amendment or any other documents or instruments executed in connection herewith and (iii) acknowledges and agrees that it has no defense, set-off, counterclaim or challenge against the payment of any sums currently owing under the Amended Credit Agreement and the other Loan Documents or the enforcement of any of the terms or conditions thereof and agrees to be bound thereby and perform thereunder. 5. Limited Effect. Except as expressly modified hereby, the Existing Credit Agreement and the other Loan Documents shall continue to be, and shall remain, unaltered and in full force and effect in accordance with their terms. 6. Integration. This Amendment constitutes the sole agreement of the parties with respect to the transactions contemplated hereby and shall supersede all oral negotiations and the terms of prior writings with respect thereto. From and after the First Amendment Effective Date, all references in the Amended Credit Agreement and each of the other Loan Documents to the

DMFIRM #403451143 v3 6 Credit Agreement shall be deemed to be references to the Amended Credit Agreement. This Amendment and each of the other First Amendment Documents shall constitute a Loan Document for all purposes under the Amended Credit Agreement and each of the other Loan Documents. 7. Severability. Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. 8. No Novation. It is the intention of the parties hereto that this Amendment (including Exhibit A hereto) shall not constitute a termination of the Existing Credit Agreement nor shall it extinguish the obligation for the payment of any obligations and/or any amounts due under the Existing Credit Agreement, or discharge or release the performance of any party thereto. It is the intention of the parties hereto that nothing herein contained or in the Amended Credit Agreement shall be construed as a substitution, novation, release or discharge of any of the Loans or other obligations outstanding under the Existing Credit Agreement, each of which shall remain in full force and effect, except to any extent modified hereby or by the Credit Agreement attached hereto. 9. Miscellaneous. (a) Expenses. The Borrower agrees to pay all of the Agent’s reasonable out- of-pocket fees and expenses incurred in connection with this Amendment and the transactions contemplated hereby, including, without limitation, the reasonable fees and expenses of counsel to the Agent. (b) GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND INTERPRETED AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CHOICE OF LAW PROVISIONS THEREOF. (c) Successor and Assigns. This Amendment shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors and assigns. (d) Counterparts. This Amendment may be executed in one or more counterparts, each of which counterparts when executed and delivered shall be deemed to be an original, and all of which shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment by facsimile, pdf or other electronic transmission will be effective as delivery of a manually executed counterpart hereof. (e) Headings. The headings of any paragraph of this Amendment are for convenience only and shall not be used to interpret any provision hereof. (f) Modifications. No modification hereof shall be binding or enforceable unless in writing and signed on behalf of the party against whom enforcement is sought.

DMFIRM #403451143 v3 7 [SIGNATURES FOLLOW]

DMFIRM #403451143 [Signature Page to UGI First Amendment] IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written. UGI UTILITIES, INC. By: _____________________________ Name: Title PNC BANK, NATIONAL ASSOCIATION, as Agent By: _____________________________ Name: Title

Lenders PNC BANK, NATIONAL ASSOCIATION By: _________________________________ Domenic D’Ginto Managing Director

DMFIRM #403451143 [Signature Page to UGI First Amendment] THE BANK OF NEW YORK MELLON By:_______________________________ Name: Molly H. Ross Title: Vice President

DMFIRM #403451143 v3 A-1 EXHIBIT A Amended Credit Agreement (See Attached)

EXECUTION COPYEXHIBIT A TO FIRST AMENDMENT DATED AS OF July 12, 2022 CUSIP No. 902693AE0 U.S. $125,000,000 CREDIT AGREEMENT Dated as of October 31, 2017 Among UGI UTILITIES, INC. as Borrower and THE INITIAL LENDERS NAMED HEREIN as Initial Lenders and PNC BANK, NATIONAL ASSOCIATION as Administrative Agent and THE BANK OF NEW YORK MELLON as Syndication Agent ___________________________________________________________________ PNC CAPITAL MARKETS LLC and CITIZENS BANK, N.A. as Joint Lead Arrangers and PNC CAPITAL MARKETS LLC as Sole Bookrunner and BRANCH BANKING AND TRUST COMPANY and F.N.B. Corporation F.N.B CORPORATION as Documentation Agents Agent As Amended by the First Amendment to Credit Agreement dated as of July 12, 2022 DMFIRM #403221427 v19

TABLE OF CONTENTS Page ArticleARTICLE I DEFINITIONS AND ACCOUNTING TERMS 1 Section 1.01 Certain Defined Terms 1 Section 1.02 Computation of Time Periods 120 Section 1.03 Accounting Terms 120 Article Section 1.04 Term SOFR Notification 21 Section 1.05 Divisions 21 ARTICLE II AMOUNTS AND TERMS OF THE ADVANCES 121 Section 2.01 Term Advances 121 Section 2.02 Making the Advances 121 Section 2.03 Reserved 122 Section 2.04 Reserved 122 Section 2.05 Agent’s Fees 122 Section 2.06 Reserved 123 Section 2.07 Repayment of Advances 123 Section 2.08 Interest on Advances 123 Section 2.09 Interest Rate Determination 124 Section 2.10 Continuation or Optional Conversion of Advances 129 Section 2.11 Optional Prepayments of Advances 130 Section 2.12 Increased Costs 130 Section 2.13 Illegality 131 Section 2.14 Payments and Computations 132 Section 2.15 Taxes 133 Section 2.16 Sharing of Payments, Etc. 136 Section 2.17 Evidence of Debt 137 Section 2.18 Use of Proceeds 137 Section 2.19 Reserved 1. 37 Section 2.20 Extension of Maturity Date 1[Reserved] 37 Section 2.21 [Reserved] 137 Section 2.22 Mitigation, Obligations; Replacement of Lenders 138 ArticleARTICLE III CONDITIONS TO EFFECTIVENESS AND LENDING 139 Section 3.01 Conditions Precedent to Effectiveness 139 Section 3.02 Determinations Under Section 3.01 140 ArticleARTICLE IV REPRESENTATIONS AND WARRANTIES 141 Section 4.01 Representations and Warranties of the Borrower 141 ArticleARTICLE V COVENANTS OF THE BORROWER 143 Section 5.01 Affirmative Covenants 143 DMFIRM #403221427 v19 i

Section 5.02 Negative Covenants 146 Section 5.03 Financial Covenant 148 ArticleARTICLE VI EVENTS OF DEFAULT 148 Section 6.01 Events of Default 148 ArticleARTICLE VII THE AGENT 150 Section 7.01 Appointment and Authority 150 Section 7.02 Rights as a Lender 150 Section 7.03 Exculpatory Provisions 150 Section 7.04 Reliance by Agent 151 Section 7.05 Delegation of Duties 151 Section 7.06 Resignation of Agent 152 Section 7.07 Non-Reliance on Agent and Other Lenders 152 Section 7.08 No Reliance on Agent’s Customer Identification Program 153 Section 7.09 Indemnification 153 Section 7.10 No Other Duties, etc. 1 53 Article Section 7.11 ERISA Matters 53 Section 7.12 Erroneous Payments 55 ARTICLE VIII MISCELLANEOUS 158 Section 8.01 Amendments, Etc. 158 Section 8.02 Notices, Etc. 159 Section 8.03 No Waiver; Remedies 160 Section 8.04 Costs and Expenses 160 Section 8.05 Right of Set off 162 Section 8.06 Binding Effect 162 Section 8.07 Assignments and Participations 162 Section 8.08 Confidentiality 164 Section 8.09 Governing Law 165 Section 8.10 Execution in Counterparts1; Electronic Execution of Assignment and Assumption Agreements 65 Section 8.11 Jurisdiction, Etc. 166 Section 8.12 Patriot Act Notice 166 Section 8.13 No Advisory or Fiduciary Relationship 166 Section 8.14 WAIVER OF JURY TRIAL 167 Section 8.15 Acknowledgement and Consent to Bail-In of EEAAffected Financial Institutions 167 Acknowledgement Regarding Any Supported QFCs 68Section 8.16 Schedules List of Applicable Lending OfficesSchedule I* Schedule II – Lender Commitments Schedule 5.02(a)* – Existing Liens DMFIRM #403221427 v19 ii

Exhibits* Exhibit A – Form of Term Loan Promissory Note Exhibit B – Form of Notice of Term Loan Borrowing Exhibit C – Form of Assignment and Assumption Exhibit D – Form of Opinion of Counsel for the Borrower Exhibit E-1 – Form of U.S. Tax Compliance Certificate For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes Exhibit E-2 – Form of U.S. Tax Compliance Certificate For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes Exhibit E-3 – Form of U.S. Tax Compliance Certificate For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes Exhibit E-4 – Form of U.S. Tax Compliance Certificate For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes DMFIRM #403221427 v19 iii *Certain schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished to the Securities and Exchange Commission upon request.

CREDIT AGREEMENT Dated as of October 31, 2017 UGI UTILITIES, INC., a Pennsylvania corporation (the “Borrower”), the banks, financial institutions and other institutional lenders (the “Initial Lenders”) listed on the signature pages hereof, PNC BANK, NATIONAL ASSOCIATION, as administrative agent (in such capacity, the “Agent”) for the Lenders (as hereinafter defined), and THE BANK OF NEW YORK MELLON, as syndication agent, agree as follows: NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, such parties hereby agree as follows: ARTICLE I DEFINITIONS AND ACCOUNTING TERMS Section 1.01 Certain Defined Terms . As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined): “Accounts Receivable Securitization” means a financing arrangement involving the transfer or sale of accounts receivable of the Borrower and its Subsidiaries in the ordinary course of business through one or more SPEs, the terms of which arrangement do not impose (a) any recourse or repurchase obligations upon the Borrower and its Subsidiaries or any Affiliate of the Borrower and its Subsidiaries (other than any such SPE) except to the extent of the breach of a representation or warranty by the Borrower and its Subsidiaries in connection therewith or (b) any negative pledge or Lien on any accounts receivable not actually transferred to any such SPE in connection with such arrangement. “Advance” has the meaning specified in Section 2.01. “Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution. “Affiliate” means, as to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person or is a director or officer of such Person. For purposes of this definition, the term “control” (including the terms “controlling”, “controlled by” and “under common control with”) of a Person means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Stock, by contract or otherwise. “Agent” has the meaning specified in the Preamble. UGI Utilities Credit Agreement DMFIRM #403221427 v1 9

"Agent's Account" means the account of the Agent maintained by the Agent at its office at [******************], ABA [******]; Account Name: [*************]; Account [*************] and reference [*******].

"Agreement" means this Credit Agreement, as amended, restated, supplemented or otherwise modified from time to time.

"Anti-Corruption Laws" means all laws, rules and regulations of any jurisdiction applicable to any Covered Person from time to time concerning or relating to bribery or corruption, including, without limitation, the FCPA and the U.K. Bribery Act of 2010 and the rules and regulations thereunder.

"Anti-Terrorism Laws" means any laws relating to terrorism trade sanctions, program and embargoes, import/export licensing, money laundering, including Executive Order No. 13224, the Patriot Act, the laws comprising or implementing the Bank Secrecy Act, the International Emergency Economic Powers Act, 50 U.S.C. 1701, *et seq.*, the Trading with the Enemy Act, 50 U.S.C. App. 1, *et seq.*, 18 U.S.C. § 2332d, and 18 U.S.C. § 2339B and the laws administered by the United States Treasury Department's Office of Foreign Asset Control, and any regulation, order, or directive promulgated, issued or enforced pursuant to such Law (as any of the foregoing may from time to time be amended, renewed, extended, or replaced).

"Applicable Lending Office" means, with respect to ~~each~~any Lender, ~~such Lender's Domestic~~its Lending Office ~~in the case of a Base Rate Advance and such Lender's Eurodollar Lending Office in the case of a Eurodollar Rate Advance~~.

"Applicable Margin" means, as of any date, for Base Rate Advances or ~~Eurodollar~~Term SOFR Rate Advances, a percentage per annum determined by reference to the Public Debt Rating in effect on such date as set forth below:

Public Debt Rating S&P/Moody's/Fitch	Applicable Margin for Base Rate Advances	Applicable Margin for ~~Eurodollar~~Term SOFR Rate Advances
Level 1 A/A2/A or above	0%	1.00%
Level 2 A-/A3/A-	0.125%	1.125%
Level 3 BBB+/Baa1/BBB+	0.250%	1.250%
Level 4 BBB/Baa2/BBB	0.375%	1.375%
Level 5 BBB-/Baa3/BBB-	0.625%	1.625%
Level 6 BB+/Ba1/BB+ or lower	0.875%	1.875%

UGI Utilities Credit Agreement
DMFIRM #403221427 v~~1~~9 2

UGI Utilities Credit Agreement DMFIRM #403221427 v19 3 “Arranger” means any Person designated as an “Arranger” on the cover page hereof. “Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee, and accepted by the Agent, in substantially the form of Exhibit C hereto. “Available Tenor” has the meaning specified in Section 2.09(g)(vi). “Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEAAffected Financial Institution. “Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings). “Base Rate” means, for any day, a fluctuating per annum rate of interest equal to the highest of (a) the Overnight Bank Funding Rate plus 50 basis points (0.5%), (b) the Prime Rate, and (c) the Daily LIBOR RateSimple SOFR plus 100 basis points (1.0%), so long as the Daily Simple SOFR is offered, ascertainable and not unlawful; provided, however, if the Base Rate as determined above would be less than zero, then such rate shall be deemed to be zero. Any change in the Base Rate (or any component thereof) shall take effect at the opening of business on the day such change occurs. Notwithstanding anything to the contrary contained herein, in the case of any event specified in Section 2.09(f) or (g) or Section 2.131 to the extent any such determination affects the calculation of Base Rate, the definition hereof shall be calculated without reference to clause (c) until the circumstances giving rise to such event no longer exist. “Base Rate Advance” means an Advance that bears interest as provided in Section 2.08(a)(i). “Benchmark” has the meaning specified in Section 2.09(g)(vi). “Benchmark Replacement” has the meaning specified in Section 2.09(g)(vi). “Benchmark Replacement Adjustment” has the meaning specified in Section 2.09(g)(vi). 1 Note that these provisions only speak as to Term SOFR Rate, not Daily Simple SOFR.

“Benchmark Replacement Date” has the meaning specified in Section 2.09(g)(vi). “Benchmark Transition Event” has the meaning specified in Section 2.09(g)(vi). “Benchmark Unavailability Period” has the meaning specified in Section 2.09(g)(vi). “Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation. “Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230. “Borrower” has the meaning specified in the Preamble. “Borrower Information” has the meaning specified in Section 8.08. “Business Day” means aany day of the yearother than a Saturday or Sunday or a legal holiday on which commercial banks are not required or authorized by lawor required to closebe closed, or are in fact closed, for business in Pittsburgh, Pennsylvania and(or, if otherwise, the applicable Lending Office of the Agent); provided that, when used in connection with an amount that bears interest at a rate based on SOFR or any direct or indirect calculation or determination of SOFR, the term “Business Day relates to” means any Eurodollar Rate Advances, on which dealings are carried on in the London interbank marketsuch day that is also a U.S. Government Securities Business Day. “CIP Regulations” has the meaning specified in Section 7.08. “Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Official Body or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Official Body; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued. “Commitment” means, as to any Lender, the amount set forth opposite such Lender’s name on Schedule II hereto under the caption “Initial Commitment”. “Communications” has the meaning specified in Section 8.02(b). “Confidential Executive Summary” means the confidential Executive Summary dated October 2017, used by the Agent in connection with the syndication of the Commitments. UGI Utilities Credit Agreement DMFIRM #403221427 v19 4

“Conforming Changes” means, with respect to the Term SOFR Rate or Daily Simple SOFR or any Benchmark Replacement in relation thereto, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “Interest Period,” the definition of “U.S. Government Securities Business Day,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Agent decides may be appropriate to reflect the adoption and implementation of the Term SOFR Rate or Daily Simple SOFR or such Benchmark Replacement and to permit the administration thereof by the Agent in a manner substantially consistent with market practice (or, if the Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Agent determines that no market practice for the administration of the Term SOFR Rate or Daily Simple SOFR or the Benchmark Replacement exists, in such other manner of administration as the Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents). “Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes. “Consolidated” refers to the consolidation of accounts in accordance with GAAP. “Consolidated Debt” means, with respect to the Borrower, at any date, the Debt (other than Non-recourse Debt) of the Borrower and its Consolidated Subsidiaries, determined on a consolidated basis as of such date. “Consolidated Subsidiary” means, with respect to the Borrower, at any date, any Subsidiary or other entity the accounts of which would be consolidated with those of the Borrower in its consolidated financial statements if such statements were prepared as of such date. “Consolidated Total Capital” means, with respect to the Borrower, at any date, the sum of (x) Consolidated Debt plus (y) consolidated stockholders’ equity of the Borrower and its Consolidated Subsidiaries, in each case determined at such date; provided that any accumulated other comprehensive income and loss and, without duplication, any non-cash effects resulting from the application of Accounting Standards Codification 715 will be excluded. “Convert”, “Conversion” and “Converted” each refers to a conversion of Advances of one Type into Advances of the other Type pursuant to Section 2.09 or 2.10. “Covered Person” means the Borrower, or any Subsidiary of the Borrower or any Affiliate of the Borrower. UGI Utilities Credit Agreement DMFIRM #403221427 v19 5

“Daily LIBOR Rate” means, for any day, the rate per annum determined by the Agent by dividing (x) the Published Rate by (y) a number equal to 1.00 minus the Eurodollar Rate Reserve Percentage on such day. Notwithstanding the foregoing, if the Daily LIBOR Rate as determined above would be less than zero (0.00), such rate shall be deemed to be zero (0.00) for purposes of this Agreement. Simple SOFR” means, for any day (a “SOFR Rate Day”), a rate per annum equal to the greater of (a) the sum of (i) SOFR for the day (the “SOFR Determination Date”) that is 2 Business Days prior to (A) such SOFR Rate Day if such SOFR Rate Day is a Business Day or (B) the Business Day immediately preceding such SOFR Rate Day if such SOFR Rate Day is not a Business Day, in each case, as such SOFR is published by the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate) on the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source identified by the Federal Reserve Bank of New York or its successor administrator for the secured overnight financing rate from time to time and (ii) the SOFR Adjustment for an Interest Period of one (1) month and (b) the SOFR Floor. If SOFR for any SOFR Determination Date has not been published and a Benchmark Replacement Date with respect to the Daily Simple SOFR has not occurred by 5:00 p.m. (Pittsburgh, Pennsylvania time) on the second Business Day immediately following such SOFR Determination Date, then SOFR for such SOFR Determination Date will be SOFR for the first Business Day preceding such SOFR Determination Date for which SOFR was published in accordance with the definition of “SOFR”; provided that SOFR determined pursuant to this sentence shall be used for purposes of calculating Daily Simple SOFR for no more than 3 consecutive SOFR Rate Days. If and when Daily Simple SOFR as determined above changes, any applicable rate of interest based on Daily Simple SOFR will change automatically without notice to the Borrower, effective on the date of any such change. “Debt” of any Person means, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services (other than trade payables incurred in the ordinary course of such Person’s business), (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all obligations of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all obligations of such Person as lessee under leases that have been or should be, in accordance with GAAP, recorded as capital leases, (f) all non-contingent obligations of such Person in respect of acceptances, letters of credit or similar extensions of credit, (g) all Debt of others referred to in clauses (a) through (f) above or clause (h) below (collectively, “Guaranteed Debt”) guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement (1) to pay or purchase such Guaranteed Debt or to advance or supply funds for the payment or purchase of such Guaranteed Debt, (2) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Guaranteed Debt or to assure the holder of such Guaranteed Debt against loss, (3) to supply funds to or in any other manner invest in the debtor (including any agreement to pay for property or services irrespective of whether UGI Utilities Credit Agreement DMFIRM #403221427 v19 6

such property is received or such services are rendered) or (4) otherwise to assure a creditor against loss, (h) the outstanding attributed principal amount under any asset securitization program of any such Person, and (i) all Debt referred to in clauses (a) through (h) above (including Guaranteed Debt) secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any Lien on property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Debt. “Default” means any Event of Default or any event that would constitute an Event of Default but for the requirement that notice be given or time elapse or both. “Default Interest on Advances and Other Amounts” has the meaning specified in Section 2.08(b). “Defaulting Lender” means any Lender that (a) has failed to pay to the Agent or any other Lender any amount required to be paid by it hereunder within two (2) Business Days of the date when due, (b) has, or has a direct or indirect parent company that has, (i) become the subject of a an Insolvency Proceeding, or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity or (c) has become, or has a direct or indirect parent company that has become, the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interestEquity Interest in that Lender or any direct or indirect parent company thereof by an Official Body so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Official Body) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Agent that a Lender is a Defaulting Lender under clauses (a), (b) or (bc) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender upon delivery of written notice of such determination to the Borrower and each Lender, provided that a Lender shall cease to be a Defaulting Lender in the event that the Borrower and the Agent each agrees that such Lender has remedied all matters that caused such Lender to be a Defaulting Lender. “Disclosed Litigation” has the meaning specified in Section 3.01(b). “Domestic Lending Office” means, with respect to any Lender, the office of such Lender specified as its “Domestic Lending Office” opposite its name on Schedule I hereto or in the Assignment and Assumption pursuant to which it became a Lender, or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Agent. UGI Utilities Credit Agreement DMFIRM #403221427 v19 7

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent. “EEA Member Country” means any of the member states of the European Union, Iceland, Lichtenstein, and Norway. “EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution. “EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time. “Effective Date” has the meaning specified in Section 3.01. “Eligible Assignee” means (a) with the approval of the Agent, any Lender; (b) with the approval of the Agent, any Affiliate of a Lender that is a commercial bank; and (c) any other Person approved by the Agent and, unless an Event of Default has occurred and is continuing at the time any assignment is effected in accordance with Section 8.07, the Borrower, each such approval not to be unreasonably withheld or delayed; provided, however, that neither the Borrower, any Defaulting Lender nor any Affiliate of the Borrower or a Defaulting Lender shall qualify as an Eligible Assignee. “Environmental Action” means any action, suit, demand, demand letter, claim, notice of noncompliance or violation, notice of liability, consent order or consent agreement relating in any way to any Environmental Law, Environmental Permit or arising from alleged injury or threat of injury to health, safety or the environment by any governmental or regulatory authority for enforcement, cleanup, removal, response, remedial or other actions or damages or by any governmental or regulatory authority or any third party for damages, contribution, indemnification, cost recovery, compensation or injunctive relief. “Environmental Law” means any federal, state, local, municipal or foreign statute, law, ordinance, rule, regulation, code, order, judgment or decree relating to pollution or protection of the environment, health, safety or natural resources, including, without limitation, those relating to the use, handling, transportation, treatment, storage, disposal, release or discharge of Hazardous Materials. “Environmental Permit” means any permit, approval, identification number, license or other authorization required under any Environmental Law. UGI Utilities Credit Agreement DMFIRM #403221427 v19 8

“Equity Interests” means shares of capital stock, partnership interests, membership interests, beneficial interests or other ownership interests, whether voting or nonvoting, in, or interests in the income or profits of, a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any of the foregoing. “ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder. “ERISA Affiliate” means any Person that for purposes of Title IV of ERISA is a member of the Borrower’s controlled group, or under common control with the Borrower, within the meaning of Section 414 of the Internal Revenue Code. “ERISA Event” means (a) (i) the occurrence of a reportable event, within the meaning of Section 4043 of ERISA, with respect to any Plan unless the 30 day notice requirement with respect to such event has been waived by the PBGC, or (ii) the requirements of subsection (1) of Section 4043(b) of ERISA (without regard to subsection (2) of such Section) are met with respect to a contributing sponsor, as defined in Section 4001(a)(13) of ERISA, of a Plan, and an event described in paragraph (9), (10), (11), (12) or (13) of Section 4043(c) of ERISA is reasonably expected to occur with respect to such Plan within the following 30 days; (b) the application for a minimum funding waiver with respect to a Plan; (c) the provision by the administrator of any Plan of a notice of intent to terminate such Plan pursuant to Section 4041(a)(2) of ERISA (including any such notice with respect to a plan amendment referred to in Section 4041(e) of ERISA); (d) the cessation of operations at a facility of the Borrower or any ERISA Affiliate in the circumstances described in Section 4062(e) of ERISA; (e) the withdrawal by the Borrower or any ERISA Affiliate from a Single Employer Plan or Multiple Employer Plan during a plan year for which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (f) the conditions for the imposition of a lien under Section 302(f) of ERISA shall have been met with respect to any Plan; (g) the adoption of an amendment to a Plan requiring the provision of security to such Plan pursuant to Section 307 of ERISA; (h) the institution by the PBGC of proceedings to terminate a Plan pursuant to Section 4042 of ERISA, or the occurrence of any event or condition described in Section 4042 of ERISA that constitutes grounds for the termination of, or the appointment of a trustee to administer, a Plan; (i) any event or condition which results in the reorganization or insolvency of a Multiemployer Plan under Sections 4241 or 4245 of ERISA; or (j) the receipt by the Borrower or any ERISA Affiliate of a notice from a Multiemployer Plan to which the Borrower or any ERISA Affiliate contributes that such Multiemployer Plan has been determined by its actuary to be in “critical” or “critical and declining” status within the meaning of Section 432(b)(2) or 432(b)(6), respectively, of the Internal Revenue Code; or (k) any event or condition which results in the termination of a Multiemployer Plan under Section 4042 of ERISA. “Erroneous Payment” has the meaning assigned to it in Section 7.12(a). “Erroneous Payment Deficiency Assignment” has the meaning assigned to it in Section 7.12(d)(i). UGI Utilities Credit Agreement DMFIRM #403221427 v19 9

“Erroneous Payment Impacted Class” has the meaning assigned to it in Section 7.12(d)(i). “Erroneous Payment Return Deficiency” has the meaning assigned to it in Section 7.12(d)(i). “Erroneous Payment Subrogation Rights” has the meaning assigned to it in Section 7.12(d). “EU Bail-In Legislation Schedule” shall mean the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time. “Eurodollar Lending Office” means, with respect to any Lender, the office of such Lender specified as its “Eurodollar Lending Office” opposite its name on Schedule I hereto or in the Assignment and Assumption pursuant to which it became a Lender (or, if no such office is specified, its Domestic Lending Office), or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Agent. “Eurodollar Rate” means, with respect to each Eurodollar Rate Advance comprising part of the same Eurodollar Tranche for any Interest Period, the interest rate per annum determined by the Agent by dividing (the resulting quotient rounded upwards, if necessary, to the nearest 1/100th of 1% per annum) (i) the rate which appears on the Bloomberg Page BBAM1 (or on such other substitute Bloomberg page that displays rates at which US dollar deposits are offered by leading banks in the London interbank deposit market), or the rate which is quoted by another source selected by the Agent as an authorized information vendor for the purpose of displaying rates at which US dollar deposits are offered by leading banks in the London interbank deposit market (for purposes of this definition, an “Alternate Source”), at approximately 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Interest Period as the London interbank offered rate for U.S. dollars for an amount comparable to such Eurodollar Tranche and having a borrowing date and a maturity comparable to such Interest Period (or if there shall at any time, for any reason, no longer exist a Bloomberg Page BBAM1 (or any substitute page) or any Alternate Source, a comparable replacement rate determined by the Agent at such time (which determination shall be conclusive absent manifest error)), by (ii) a number equal to 1.00 minus the Eurodollar Rate Reserve Percentage. Notwithstanding the foregoing (i) if the Eurodollar Rate as determined under any method above would be less than zero (0.00), such rate shall be deemed to be zero (0.00) for purposes of this Agreement and (ii) the Eurodollar Rate for an Interest Period of two weeks shall, unless otherwise agreed by the Agent, be calculated as if the applicable Interest Period was one month rather than two weeks. The Eurodollar Rate shall be adjusted with respect to any Eurodollar Rate Advance that is outstanding on the effective date of any change in the Eurodollar Rate Reserve Percentage as of such effective date. The Agent shall give prompt notice to the Borrower of the Eurodollar Rate as determined or adjusted in accordance herewith, which determination shall be conclusive absent manifest error. UGI Utilities Credit Agreement DMFIRM #403221427 v19 10

“Eurodollar Rate Advance” means an Advance that bears interest as provided in Section 2.08(a)(ii). “Eurodollar Rate Reserve Percentage” means as of any day the maximum percentage in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the reserve requirements (including supplemental, marginal and emergency reserve requirements) with respect to eurocurrency funding (currently referred to as “Eurocurrency Liabilities”) maintained by a member bank of the Federal Reserve System. “Eurodollar Tranche” means, at any time, all Eurodollar Rate Advances having the same Interest Period at such time and under the same Notice of Term Loan Borrowing. “Events of Default” has the meaning specified in Section 6.01. “Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in an Advance pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Advance (other than pursuant to an assignment request by the Borrower under Section 2.22(b)) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.15, amounts with respect to such Taxes were payable either to such Lender's assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office; (c) Taxes attributable to such Recipient’s failure to comply with Section 2.15(g), and (d) any U.S. federal withholding Taxes imposed under FATCA. “FATCA” means Sections 1471 through 1474 of the Internal Revenue Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and, any agreements entered into pursuant to Section 1471(b)(1) of the Internal Revenue Code (or any amended or successor version described above), any intergovernmental agreement among Official Bodies implementing the foregoing and any fiscal or regulatory legislation, rules or practices adopted pursuant to any such intergovernmental agreement, treaty or convention. “FCPA” means the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder. UGI Utilities Credit Agreement DMFIRM #403221427 v19 11

“Federal Funds Rate” for any day, means the rate per annum (based on a year of 360 days and actual days elapsed and rounded upward to the nearest 1/100 of 1%) announced by the Federal Reserve Bank of New York (or any successor) on such day as being the weighted average of the rates on overnight federal funds transactions arranged by federal funds brokers on the previous trading day, as computed and announced by such Federal Reserve Bank (or any successor) in substantially the same manner as such Federal Reserve Bank computes and announces the weighted average it refers to as the “Federal Funds Effective Rate” as of the date of this Agreement; provided, if such Federal Reserve Bank (or its successor) does not announce such rate on any day, the “Federal Funds Rate” for such day shall be the Federal Funds Rate for the last day on which such rate was announced. “Fee Letter” means, collectively, (a) the letter dated August 24, 2017, signed by the Borrower, the Agent, and PNC Capital Markets LLC, as a joint lead arranger and joint bookrunner, and (b) the letter dated May 19, 2022, signed by the Borrower, the Agent, and PNC Capital Markets LLC, as a joint lead arranger and joint bookrunner. “Fitch” means Fitch, Inc. “First Amendment” means the First Amendment to Credit Agreement by and among the Borrower, the Lenders party thereto and the Agent, dated as of the First Amendment Effective Date. “First Amendment Effective Date” means July 12, 2022. “Floor” has the meaning specified in Section 2.09(g). “Foreign Lender” means (a) if the Borrower is a U.S. Person, a Lender that is not a U.S. Person, and (b) if the Borrower is not a U.S. Person, a Lender that is resident or organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes. “GAAP” means generally accepted accounting principles in the United States as in effect from time to time, applied on a basis consistent (except for changes concurred in by the Borrower’s independent public accountants) with the most recent audited consolidated financial statements of the Borrower and its Consolidated Subsidiaries delivered to the Lenders. “Hazardous Materials” means (a) gasoline, petroleum and petroleum products, byproducts or breakdown products, radioactive materials, asbestos containing materials, polychlorinated biphenyls, radon gas and urea-formaldehyde insulation and (b) any other chemicals, materials or substances designated, classified or regulated as hazardous or toxic or as a pollutant or contaminant under any Environmental Law. “Hedge Agreements” means interest rate swap, cap or collar agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts, commodity swap agreements or option agreements, commodity future agreements, equity or equity index swap agreements, foreign exchange transaction UGI Utilities Credit Agreement DMFIRM #403221427 v19 12

agreements, floor transaction agreements, cap transaction agreements, collar transaction agreements and other similar agreements or any combination of the foregoing agreements.

"Indemnified Costs" has the meaning specified in Section 7.09.

"Indemnified Party" has the meaning specified in Section 8.04(b).

"Indemnified Taxes" means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.

"Initial Lenders" has the meaning specified in the Preamble.

"Insolvency Proceeding" means, with respect to any Person, (a) a case, action or proceeding with respect to such Person (i) before any court or any other Official Body under any bankruptcy, insolvency, reorganization or other similar Law now or hereafter in effect, or (ii) for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator, conservator (or similar official) of such Person or otherwise relating to the liquidation, dissolution, winding-up or relief of such Person, or (b) any general assignment for the benefit of creditors, composition, marshaling of assets for creditors, or other similar arrangement in respect of such Person's creditors generally or any substantial portion of its creditors; undertaken under any law.

"Interest Period" means, for each ~~Eurodollar~~Term SOFR Rate Advance comprising part of the same ~~Eurodollar~~Term SOFR Rate Tranche, the period commencing on the date of such ~~Eurodollar~~Term SOFR Rate Advance or the date of the Conversion of any Base Rate Advance into such ~~Eurodollar~~Term SOFR Rate Advance and ending on the last day of the period selected by the Borrower pursuant to the provisions below and, thereafter, with respect to ~~Eurodollar~~Term SOFR Rate Advances, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the period selected by the Borrower pursuant to the provisions below. The duration of each such Interest Period shall be ~~two weeks or~~ one~~,~~ ~~two~~, three or six months, as specified by the Borrower in the Notice of Term Loan Borrowing or notice of continuation of Conversion, as applicable, received by the Agent no later than 1:00 p.m. (Pittsburgh, Pennsylvania time) on the third Business Day prior to the first day of such Interest Period; provided, however, that:

(a) the Borrower may not select any Interest Period that ends after the Maturity Date;

(b) Interest Periods commencing on the same date for ~~Eurodollar~~Term SOFR Rate Advances comprising part of the same ~~Eurodollar~~Term SOFR Rate Tranche shall be of the same duration;

(c) whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be

UGI Utilities Credit Agreement
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extended to occur on the next succeeding Business Day, provided, however, that, if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day; and (d) whenever the first day of any Interest Period occurs on a day of an initial calendar month for which there is no numerically corresponding day in the calendar month that succeeds such initial calendar month by the number of months equal to the number of months in such Interest Period, such Interest Period shall end on the last Business Day of such succeeding calendar month; and (e) the Advances made on the Effective Date shall be Eurodollar Rate Advances with an Interest Period of two weeks. “Internal Revenue Code” means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder. “Law” means any law (including common law), constitution, statute, treaty, regulation, rule, ordinance, opinion, release, ruling, order, executive order, injunction, writ, decree, judgment, authorization or approval of, or award by or settlement agreement with, any Official Body, foreign or domestic. “Lending Office” means, with respect to any Lender, the office of such Lender specified as its “Lending Office” opposite its name on Schedule I hereto or in the Assignment and Assumption pursuant to which it became a Lender, or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Agent. “Lenders” means the Initial Lenders and each Person that shall become a party hereto pursuant to Section 8.07. “Lien” means any lien, security interest or other charge or encumbrance of any kind, or any other type of preferential arrangement, including, without limitation, the lien or retained security title of a conditional vendor and any easement, right of way or other encumbrance on title to real property. “Loan Documents” means this Agreement, the Fee Letter, the Notes and any other instruments, certificates or documents delivered in connection herewith or therewith, in each case as amended, supplemented or modified from time to time. “Material Adverse Change” means any material adverse change in the business, financial condition or operations of the Borrower and its Subsidiaries taken as a whole. “Material Adverse Effect” means a material adverse effect on (a) the business, financial condition or operations of the Borrower and its Subsidiaries taken as a whole, (b) the rights and remedies of the Agent or any Lender under this Agreement or any Note or (c) the ability of the Borrower to perform its obligations under this Agreement or any Note. UGI Utilities Credit Agreement DMFIRM #403221427 v19 14

“Material Subsidiary” means, with respect to the Borrower, at any time, any Subsidiary of the Borrower that is a “significant subsidiary” (as such term is defined in Regulation S-X, but treating all references therein to the “registrant” as references to the Borrower). “Maturity Date” means October 30, 2018, subject to the extension thereof pursuant to Section 2.20July 12, 2027. “Moody’s” means Moody’s Investors Service, Inc. “Multiemployer Plan” means a multiemployer plan, as defined in Section 4001(a)(3) of ERISA, to which the Borrower or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions. “Multiple Employer Plan” means a single employer plan, as defined in Section 4001(a)(15) of ERISA, that (a) is maintained for employees of the Borrower or any ERISA Affiliate and at least one Person other than the Borrower and the ERISA Affiliates or (b) was so maintained and in respect of which the Borrower or any ERISA Affiliate could have liability under Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated. “Non-Consenting Lender” means any Lender that has not consented to any proposed amendment, modification, waiver or termination of any Loan Document which, pursuant to Section 8.01, requires the consent of all Lenders or all affected Lenders and with respect to which the Required Lenders shall have granted their consent. “Non-recourse Debt” of any Person means Debt secured by a Lien on one or more assets or rights to receive revenue of such Person where the rights and remedies of the holder of such Debt in respect of such Debt are non-recourse to such Person and do not extend to any other assets or rights to receive revenue of such Person and, if such Person is organized under the laws of or doing business in the United States or any political subdivision thereof or therein, as to which such holder has effectively waived (or subordinated in favor of the Lenders) such holder’s right to make the election provided under 11 U.S.C. §1111(b)(1)(A). “Note” means a promissory note of the Borrower payable to any Lender, delivered pursuant to a request made under Section 2.17 in substantially the form of Exhibit A hereto, evidencing the aggregate indebtedness of the Borrower to such Lender resulting from the Advance made by such Lender. “Notice” has the meaning specified in Section 8.02(c). “Notice of Term Loan Borrowing” has the meaning specified in Section 2.02(a). “OFAC” means the U.S. Department of the Treasury’s Office of Foreign Assets Control. UGI Utilities Credit Agreement DMFIRM #403221427 v19 15

“Official Body” means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank) (including the Financial Accounting Standards Board, the Bank for International Settlements or the Basel Committee on Banking Supervision or any successor or similar authority to any of the foregoing). “Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Advance or Loan Document). “Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.22(b)). “Overnight Bank Funding Rate” means, for any day, the rate comprised of both overnight federal funds and overnight Eurocurrency borrowings by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the Federal Reserve Bank of New York (“NYFRB”), as set forth on its public website from time to time, and as published on the next succeeding Business Day as the overnight bank funding rate by the NYFRB (or by such other recognized electronic source (such as Bloomberg) selected by the Administrative Agent for the purpose of displaying such rate); provided, that if such day is not a Business Day, the Overnight Bank Funding Rate for such day shall be such rate on the immediately preceding Business Day; provided, further, that if such rate shall at any time, for any reason, no longer exist, a comparable replacement rate determined by the Administrative Agent at such time (which determination shall be conclusive absent manifest error). If the Overnight Bank Funding Rate determined as above would be less than zero, then such rate shall be deemed to be zero. The rate of interest charged shall be adjusted as of each Business Day based on changes in the Overnight Bank Funding Rate without notice to the Borrower. “Participant Register” has the meaning specified in Section 8.07(d). “Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub. L. 107-56, signed into law October 26, 2001. “Payment Recipient” has the meaning specified in Section 7.12(a). UGI Utilities Credit Agreement DMFIRM #403221427 v19 16

“PBGC” means the Pension Benefit Guaranty Corporation (or any successor). “Permitted Liens” means such of the following as to which no enforcement, collection, execution, levy or foreclosure proceeding shall have been commenced: (a) Liens for taxes, assessments and governmental charges or levies to the extent not required to be paid under Section 5.01(b) hereof; (b) Liens imposed by law, such as materialmen’s, mechanics’, carriers’, workmen’s and repairmen’s Liens and other similar Liens arising in the ordinary course of business securing obligations that are not overdue for a period of more than 60 days; (c) pledges or deposits to secure obligations under workers’ compensation laws or similar legislation or to secure public or statutory obligations or contracts (other than for the repayment of borrowed money); and (d) easements, rights of way and other encumbrances on title to real property that do not render title to the property encumbered thereby unmarketable or materially adversely affect the use of such property for its present purposes. “Person” means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture, limited liability company or other entity, or a government or any political subdivision or agency thereof. “Plan” means a Single Employer Plan or a Multiple Employer Plan. “Platform” has the meaning specified in Section 8.02(b). “PNC” means PNC Bank, National Association, its successors and assigns. “Prime Rate” means the rate of interest rate per annum publicly announced from time to time by PNC as its prime rate in effect at its principal office in Pittsburgh, Pennsylvania as its then prime rate, which rate may not be the lowest or most favorable rate then being charged to commercial borrowers or others by PNC; each and may not be tied to any external rate of interest or index. Any change in the Prime Rate shall be effectivetake effect at the opening of business on the dateday such change is publicly announced as effective. “Public Debt Rating” means, as of any date, the current rating announced by any of S&P, Moody’s or Fitch, as the case may be, for any class of non-credit enhanced long term senior unsecured debt issued by the Borrower or, if any such rating agency shall have issued more than one such rating, the lowest such rating issued by such rating agency. For purposes of the foregoing: (a) if only one of S&P, Moody’s and Fitch shall have in effect a Public Debt Rating, the Applicable Margin shall be determined by reference to the available rating; (b) if only two of S&P, Moody’s and Fitch shall have in effect a Public Debt Rating, the Applicable Margin shall be determined by reference to the highest available rating, unless such ratings differ by two or more levels in which case the applicable level be deemed to be one level below the higher of such levels; (c) if S&P, Moody’s and Fitch each have in effect a Public Debt Rating, the Applicable Margin shall be (i) based upon the rating level of two such agencies, if two such agencies have ratings in the same level or (ii) deemed to be one level below the highest of such levels if the UGI Utilities Credit Agreement DMFIRM #403221427 v19 17

rating levels of the three agencies fall within three different levels; (d) if none of S&P, Moody’s or Fitch shall have in effect a Public Debt Rating, the Applicable Margin will be set in accordance with Level 6 under the definition of “Applicable Margin”; (e) if any rating established by S&P, Moody’s or Fitch shall be changed, such change shall be effective as of the date on which such change is first announced publicly by the rating agency making such change; and (f) if S&P, Moody’s or Fitch shall change the basis on which ratings are established, each reference to the Public Debt Rating announced by S&P, Moody’s or Fitch, as the case may be, shall refer to the then equivalent rating by S&P, Moody’s or Fitch, as the case may be. “Published Rate” means the rate of interest published each Business Day in The Wall Street Journal “Money Rates” listing under the caption “London Interbank Offered Rates” for a one month period (or, if no such rate is published therein for any reason, then the Published Rate shall be the rate at which U.S. dollar deposits are offered by leading banks in the London interbank deposit market for a one month period as published in another publication selected by the Agent); provided that, with respect to any day that is not a Business Day, the “Published Rate” shall be the Published Rate on the immediately preceding Business Day. “Ratable Share” means, at any time, with respect to any Lender, (a) on the Effective Date, the proportion that such Lender’s Commitment bears to the Commitments of all of the Lenders and (b) after the Effective Date, the proportion that the principal amount of the Advance of such Lender outstanding at such time bears to the aggregate principal amount of the Advances of all of the Lenders outstanding at such time. If no Advances are outstanding at any time after the Effective Date, the Ratable Shares shall be determined based upon the outstanding principal amount of the Advances most recently outstanding. “Recipient” means (a) the Agent and (b) any Lender, as applicable. “Register” has the meaning specified in Section 8.07(c). “Relevant Governmental Body” has the meaning specified in Section 2.09(g). “Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority. “Regulation S-X” means Regulation S-X of the U.S. Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934 (as amended from time to time). “Required Lenders” means Lenders, excluding any Defaulting Lenders, having a majority of the aggregate outstanding principal amount of the Advances of the Lenders (excluding any Defaulting Lender) then outstanding. “Responsible Officer” means, with respect to the Borrower, the Chief Executive Officer, President, Chief Financial Officer, Treasurer or Assistant Treasurer of the Borrower. UGI Utilities Credit Agreement DMFIRM #403221427 v19 18

UGI Utilities Credit Agreement DMFIRM #403221427 v19 19 SOFR Adjustment Interest Period “S&P” means Standard & Poor’sS&P Global Ratings, a division of The McGraw-Hill CompaniesS&P Global, Inc. “Sanctioned CountryJurisdiction” means at any time, a country or, territory, or region that is, or whose government is, the subject or target of any Sanctions the subject of sanctions administered by OFAC, which countries, territories, and regions include, as of the First Amendment Effective Date, the Crimea region of Ukraine, Cuba, Iran, North Korea, Syria, and the separatist-controlled portions of the Donetsk and Luhansk regions of Ukraine. “Sanctioned Person” means at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State or by the United Nations Security Council, the European Union, the United Kingdom or any European Union member state, (b) any Person operating, organized or resident in a Sanctioned CountryJurisdiction or (c) any Person controlled by any such Person described in the foregoing clauses (a) and (b). “Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State or (b) the United Nations Security Council, the European Union or Her Majesty’s Treasury of the United Kingdom, or other relevant sanctions authority with jurisdiction over any Lender, the Borrower or any of its or their Subsidiaries. “SEC Reports” means periodic reports filed from time to time with the U.S. Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934 (as amended from time to time). “Securities Certificate” has the meaning specified in Section 2.20. “Single Employer Plan” means a single employer plan, as defined in Section 4001(a)(15) of ERISA, that (a) is maintained for employees of the Borrower or any ERISA Affiliate and no Person other than the Borrower and the ERISA Affiliates or (b) was so maintained and in respect of which the Borrower or any ERISA Affiliate could have liability under Section 4069 of ERISA in the event such plan has been or were to be terminated. “SOFR” means, for any day, a rate equal to the secured overnight financing rate as administered by the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate). “SOFR Adjustment” shall mean the following:

UGI Utilities Credit Agreement DMFIRM #403221427 v19 20 15 basis points (0.15%) 10 basis points (0.10%) For a 3-month Interest Period For a 1-month Interest Period 25 basis points (0.25%) For a 6-month Interest Period “SOFR Floor” means a rate of interest per annum equal to zero basis points (0%). “SPE” means any special purpose Subsidiary established in connection with any Accounts Receivable Securitization. “Subsidiary” of any Person means any corporation, partnership, joint venture, limited liability company, trust or estate of which (or in which) more than 50% of (a) the issued and outstanding capital stock having ordinary voting power to elect a majority of the Board of Directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency), (b) the interest in the capital or profits of such limited liability company, partnership or joint venture or (c) the beneficial interest in such trust or estate is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person’s other Subsidiaries. “Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholdings), assessments, fees or other charges imposed by any Official Body, including any interest, additions to tax or penalties applicable thereto. “Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Agent in its reasonable discretion). “Term SOFR Rate” means, with respect to any calculation with respect to a Term SOFR Rate Advance, for any Interest Period, the sum of (i) the Term SOFR Reference Rate for a tenor comparable to such Interest Period, as such rate is published by the Term SOFR Administrator on the day (the “Term SOFR Determination Date”) that is two (2) Business Days prior to the first day of such Interest Period and (ii) the SOFR Adjustment for such Interest Period. If the Term SOFR Reference Rate for the applicable tenor has not been published and a Benchmark Replacement Date with respect to the Term SOFR Rate has not occurred by 5:00 p.m. (Pittsburgh, Pennsylvania time) on the Term SOFR Determination Date, then the Term SOFR Reference Rate shall be the Term SOFR Reference Rate for such tenor on the first Business Day preceding such Term SOFR Determination Date for which such Term SOFR Reference Rate for such tenor was published in accordance herewith, so long as such first preceding Business Day is not more than three (3) Business Days prior to such Term SOFR Determination Date. If the Term SOFR Rate, determined as provided above, would be less than the SOFR Floor, then the Term SOFR Rate shall be deemed to be the SOFR Floor. The Term SOFR Rate shall be adjusted automatically without notice to the Borrower on and as of the first day of each Interest Period.

“Term SOFR Rate Advance” means an Advance that bears interest as provided in Section 2.08(a)(ii). “Term SOFR Reference Rate” shall mean the forward-looking term rate based on SOFR. “Term SOFR Rate Tranche” means, at any time, all Term SOFR Rate Advances having the same Interest Period at such time and under the same Notice of Term Loan Borrowing or notice of continuation or Conversion, as the case may be. “Trust Indenture Act” has the meaning specified in Section 7.02. “Type” means with respect to any Advance, whether such Advance is a Base Rate Advance or EurodollarTerm SOFR Rate Advance. “UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms. “UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution. “Unadjusted Benchmark Replacement” has the meaning specified in Section 2.09(g). “U.S. Government Securities Business Day” means any day except for (a) a Saturday or Sunday or (b) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities. “U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Internal Revenue Code. “U.S. Tax Compliance Certificate” has the meaning assigned thereto in Section 2.15(g). “Voting Stock” means capital stock issued by a corporation, or equivalent interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency. “Withholding Agent” means the Borrower and the Agent. UGI Utilities Credit Agreement DMFIRM #403221427 v19 21

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers. Section 1.02 Computation of Time Periods . In this Agreement in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding”. Section 1.03 Accounting Terms . All accounting terms not specifically defined herein shall be construed in accordance with GAAP, provided that if the Borrower, by notice to the Agent, shall request an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Agent or the Required Lenders, by notice to the Borrower, shall request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then (a) the Agent, the Lenders and the Borrower shall negotiate in good faith to amend such provision to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Borrower and the Required Lenders) and (b) such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith, and the Borrower shall provide to the Agent and the Lenders, when it delivers its financial statements pursuant to any provision hereof, such reconciliation statements as shall be reasonably requested by the Agent. Notwithstanding the foregoing, all financial statements delivered hereunder shall be prepared, and all financial covenants contained herein shall be calculated, without giving effect to (i) any change to GAAP as a result of the adoption of any proposals set forth in Accounting Standards Update (ASU), Leases (Topic 842), issued by the Financial Accounting Standards Board (the “FASB”) on February 25, 2016, or any other proposals issued by the FASB in connection therewith, that would require treating any lease (or similar arrangement conveying the right to use) as a capital lease where such lease (or similar arrangement) was not required to be so treated under GAAP as in effect on the Effective Date) and (ii) any election under the FASB Accounting Statements Codification No. 825 (or any similar accounting principle) permitting a Person to value its financial liabilities or Debt at the fair value thereof and the Borrower shall deliver to the Agent and the Lenders when it delivers its financial statements pursuant to Section 5.01(h)(i) and (ii) such reconciliation statements as shall be reasonably requested by the Agent. UGI Utilities Credit Agreement DMFIRM #403221427 v19 22

Section 1.04 Term SOFR Notification . Section 2.09(g) of this Agreement provides a mechanism for determining an alternative rate of interest in the event that the Term SOFR Rate is no longer available or in certain other circumstances. The Agent does not warrant or accept any responsibility for and shall not have any liability with respect to, the administration, submission or any other matter related to the Term SOFR Rate or with respect to any alternative or successor rate thereto, or replacement rate therefor. Section 1.05 Divisions . For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time. ARTICLE II AMOUNTS AND TERMS OF THE ADVANCES Section 2.01 Term Advances . Each Lender severally agrees, on the terms and conditions hereinafter set forth, to make a term loan (each an “Advance” and, collectively, the “Advances”) to the Borrower on the Effective Date in a principal amount equal to the amount of such Lender’s Commitment. The Lenders shall have no obligation to make Advances hereunder after the Effective Date. The Commitments are not revolving credit commitments, and the Borrower shall not have the right to borrow, repay and reborrow under this Section 2.01. Section 2.02 Making the Advances . (a) The Advances made on the Effective Date shall be made on notice, given not later than 11:00 a.m. on the Effective Date (or such later time as the Administrative Agent may agree), by the Borrower to the Agent, which shall give to each Lender prompt notice thereof by telecopier or other electronic means. Such notice (the “Notice of Term Loan Borrowing”) shall be in substantially the form of Exhibit B hereto. Each Lender shall, before 2:00 p.m. (Pittsburgh, Pennsylvania time) on the Effective Date make available for the account of its Applicable Lending Office to the Agent at the Agent’s Account, in same day funds, an amount equal to the amount of its Commitment. After the Agent’s receipt of such funds and upon fulfillment of the applicable conditions set forth in Article III, the Agent will make such funds available to the Borrower by transferring such funds to an account designated by the Borrower no later than 4:00 p.m. (Pittsburgh, Pennsylvania time) on the Effective Date. (a) (b) Reserved. UGI Utilities Credit Agreement DMFIRM #403221427 v19 23

(b) (c) The Notice of Term Loan Borrowing shall be irrevocable and binding on the Borrower. The Borrower shall indemnify each Lender against any loss, cost or expense incurred by such Lender as a result of any failure to fulfill on or before the Effective Date the applicable conditions set forth in Article III, including, without limitation, any loss (excluding loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the Advance to be made by such Lender on the Effective Date if such Advance, as a result of such failure, is not made on the Effective Date. (c) (d) Unless the Agent shall have received notice from a Lender prior to the Effective Date that such Lender will not make available to the Agent an amount equal to the amount of such Lender’s Commitment, the Agent may assume that such Lender has made such amount available to the Agent on the Effective Date in accordance with subsection (a) of this Section 2.02 and the Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have so made such amount available to the Agent, such Lender and the Borrower severally agree to repay to the Agent forthwith such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Agent, at (i) in the case of the Borrower, the interest rate applicable at the time to the Advances made on the Effective Date and (ii) in the case of such Lender, the greater of the Federal Funds Rate and a rate determined by the Agent in accordance with banking industry interbank compensation rules. If the Borrower and such Lender shall pay such interest to the Agent for the same or an overlapping period, the Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower to the Agent for such period. If such Lender shall repay to the Agent such corresponding amount, such amount so repaid shall constitute such Lender’s Advance for purposes of this Agreement. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against the Lender that shall have failed to make such payment to the Agent. (d) (e) The failure of any Lender to make the Advance to be made on the Effective Date shall not relieve any other Lender of its obligation, if any, hereunder to make its Advance on the Effective Date, but no Lender shall be responsible for the failure of any other Lender to make the Advance to be made by such other Lender on the Effective Date. (e) Notwithstanding anything to the contrary herein, as an accommodation to the Borrower, the interest rate on the Advances made on the Effective Date shall initially be at the Eurodollar Rate (as defined in this Agreement as in effect on the Effective Date) plus the Applicable Margin for Eurodollar Rate Advances (as defined in this Agreement as in effect on the Effective Date), and shall have an Interest Period of two weeks. Section 2.03 Reserved . Section 2.04 Reserved . UGI Utilities Credit Agreement DMFIRM #403221427 v19 24

Section 2.05 Agent's Fees

. The Borrower shall pay to the Agent the administrative and other fees at the times and in the amounts agreed upon in the Fee Letter.

Section 2.06 Reserved

.

Section 2.07 Repayment of Advances

. The outstanding principal amount of the Advances shall be payable in equal quarterly installments with each quarterly payment to be in an amount equal to $1,562,500. Each quarterly payment shall be payable on the last Business Day of each December, March, June and September commencing on March 31, 2018, with the balance of the principal of the Advances being due and payable in full on the Maturity Date together with all accrued interest thereon.

Section 2.08 Interest on Advances

. -(a) Scheduled Interest. The Borrower shall pay interest on the unpaid principal amount of the Advance owing to each Lender from the Effective Date until such principal amount shall be paid in full, at the following rates per annum:

(i) Base Rate Advances. With respect to any portion of such Advance accruing interest at the Base Rate, a rate per annum equal at all times to the sum of (x) the Base Rate in effect from time to time plus (y) the Applicable Margin in effect from time to time, payable in arrears quarterly on the last Business Day of each December, March, June and September during such periods and on the date such portion shall be Converted or paid in full.

(ii) ~~Eurodollar~~Term SOFR Rate Advances. With respect to any ~~Eurodollar~~Term SOFR Rate Tranche, a rate per annum equal at all times during each Interest Period for such ~~Eurodollar~~SOFR Tranche to the sum of (x) the ~~Eurodollar~~Term SOFR Rate for such Interest Period for such ~~Eurodollar~~Term SOFR Rate Tranche plus (y) the Applicable Margin in effect from time to time, payable in arrears on the last day of such Interest Period and, if such Interest Period has a duration of more than three months, on each day that occurs during such Interest Period every three months from the first day of such Interest Period and on the date such ~~Eurodollar~~Term SOFR Rate Tranche (or portion thereof) shall be Converted or paid in full.

(b) Default Interest. Upon the occurrence and during the continuance of an Event of Default, the Agent may, and upon the request of the Required Lenders shall, require the Borrower to pay interest ("Default Interest on Advances and Other Amounts") on (i) the unpaid principal amount of the Advance owing to each Lender, payable in arrears on the dates referred to in clause (a)(i) or (a)(ii) above, as the case may be, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid on such Advance pursuant to clause (a)(i) or (a)(ii) above and (ii) to the fullest extent permitted by law, the amount of any interest, fee or other amount payable hereunder that is not paid when due, from the date such amount

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shall be due until such amount shall be paid in full, payable in arrears on the date such amount shall be paid in full and on demand, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid on Base Rate Advances pursuant to clause (a)(i) above, provided, however, that following acceleration of the Advances pursuant to Section 6.01, Default Interest on Advances and Other Amounts shall accrue and be payable hereunder whether or not previously required by the Agent and shall be paid in full on demand.

(c) Conforming Changes Relating to Term SOFR Rate. With respect to the Term SOFR Rate, the Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document; provided that, the Agent shall provide notice to the Borrower and the Lenders of each such amendment implementing such Conforming Changes reasonably promptly after such amendment becomes effective.

Section 2.09 Interest Rate Determination

.

(a) The Agent shall give prompt notice to the Borrower and the Lenders of the applicable interest rate determined by the Agent for purposes of Section 2.08(a)(i) or (ii).

(b) If, with respect to any ~~Eurodollar~~Term SOFR Rate Advances, the Required Lenders notify the Agent that the ~~Eurodollar~~Term SOFR Rate for any Interest Period for such Advances will not adequately reflect the cost to such Required Lenders of making, funding or maintaining their respective ~~Eurodollar~~Term SOFR Rate Advances for such Interest Period, the Agent shall forthwith so notify the Borrower and the Lenders, whereupon (i) each ~~Eurodollar~~Term SOFR Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance, and (ii) the obligation of the Lenders to Convert Base Rate Advances into ~~Eurodollar~~Term SOFR Rate Advances shall be suspended until the Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist.

(c) If the Borrower shall fail to select the duration of any Interest Period for any ~~Eurodollar~~Term SOFR Rate Advances in accordance with the provisions contained in the definition of "Interest Period" in Section 1.01, the Agent will forthwith so notify the Borrower and the Lenders and such Advances will automatically, on the last day of the then existing Interest Period therefor, Convert into Base Rate Advances.

(d) On the date on which the aggregate unpaid principal amount of ~~Eurodollar~~Term SOFR Rate Advances comprising any ~~Eurodollar~~Term SOFR Rate Tranche shall be reduced, by payment or prepayment or otherwise, to less than $5,000,000, such Advances shall automatically Convert into Base Rate Advances.

(e) Upon the occurrence and during the continuance of any Event of Default, (i) each ~~Eurodollar~~Term SOFR Rate Advance will automatically, on the last day of the then

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existing Interest Period therefor, Convert into a Base Rate Advance and (ii) the obligation of the Lenders to Convert Advances into ~~Eurodollar~~Term SOFR Rate Advances shall be suspended.

(f) If on any date on which a ~~Eurodollar~~Term SOFR Rate would otherwise be determined, the Agent shall have determined that: (i) adequate and reasonable means do not exist for ascertaining such ~~Eurodollar~~Term SOFR Rate, or (ii) a contingency has occurred which materially and adversely affects the ~~London interbank eurodollar~~relevant market relating to the ~~Eurodollar~~Term SOFR Rate,

(i) the Agent shall forthwith notify the Borrower and the Lenders that the interest rate cannot be determined for such ~~Eurodollar~~Term SOFR Rate Advances,

(ii) with respect to ~~Eurodollar~~Term SOFR Rate Advances, each such Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance (or if such Advance is then a Base Rate Advance, will continue as a Base Rate Advance), and

(iii) the obligation of the Lenders to Convert Advances into ~~Eurodollar~~Term SOFR Rate Advances shall be suspended until the Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist.

(g) Benchmark Replacement Setting.

(i) Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document (and any agreement executed in connection with an Hedge Agreement shall be deemed not to be a "Loan Document" for purposes of this Section titled "Benchmark Replacement Setting"), if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to any setting of the then-current Benchmark, then (A) if a Benchmark Replacement is determined in accordance with clause (1) of the definition of "Benchmark Replacement" for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (B) if a Benchmark Replacement is determined in accordance with clause (2) of the definition of "Benchmark Replacement" for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders.

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(ii) Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document. (iii) Notices; Standards for Decisions and Determinations. The Agent will promptly notify the Borrower and the Lenders of (A) the implementation of any Benchmark Replacement, and (B) the effectiveness of any Conforming Changes in connection with the use, administration, adoption, or implementation of a Benchmark Replacement. The Agent will notify the Borrower of (x) the removal or reinstatement of any tenor of a Benchmark pursuant to paragraph (iv) below and (y) the commencement of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document except, in each case, as expressly required pursuant to this Section. (iv) Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (A) if the then-current Benchmark is a term rate and either (I) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Agent in its reasonable discretion or (II) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative, then the Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor; and (B) if a tenor that was removed pursuant to clause (A) above either (I) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (II) is not, or is no longer, subject to an announcement that it is not or will not be representative for a Benchmark (including a Benchmark Replacement), then the Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor. (v) Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any pending request for the Conversion to or continuation of Advances bearing interest based on the Term SOFR Rate to be Converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for the Conversion to a Base Rate Advance. UGI Utilities Credit Agreement DMFIRM #403221427 v19 28

During a Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of the Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of the Base Rate. (vi) Definitions. As used in this Section: “Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if such Benchmark is a term rate or is based on a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to this Agreement or (y) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark pursuant to this Agreement, in each case, as of such date and not including, for the avoidance of doubt, any tenor of such Benchmark that is then-removed from the definition of “Interest Period” pursuant to clause (iv) of this Section. “Benchmark” means, initially, the Term SOFR Rate; provided that if a Benchmark Transition Event has occurred with respect to the Term SOFR Rate or the then-current Benchmark then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to this Section. “Benchmark Replacement” means, with respect to any Benchmark Transition Event, the first alternative set forth in the order below that can be determined by the Agent for the applicable Benchmark Replacement Date: (1) Daily Simple SOFR (2) the sum of (A) the alternate benchmark rate that has been selected by the Agent and the Borrower, giving due consideration to (x) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (y) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for U.S. dollar denominated syndicated credit facilities at such time and (B) the related Benchmark Replacement Adjustment; provided that if the Benchmark Replacement as determined pursuant to clause (2) above plus the Benchmark Replacement Adjustment would be less than the Floor, the Benchmark Replacement plus the Benchmark Replacement Adjustment will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents; and provided further, that any Benchmark Replacement shall be administratively feasible as determined by the Agent in its sole discretion. UGI Utilities Credit Agreement DMFIRM #403221427 v19 29

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement , the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Agent and the Borrower, giving due consideration to (A) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (B) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated syndicated credit facilities at such time. “Benchmark Replacement Date” means a date and time determined by the Agent, which date shall be no later than the earliest to occur of the following events with respect to the then-current Benchmark: (1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (A) the date of the public statement or publication of information referenced therein and (B) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or (2) in the case of clause (3) of the definition of “Benchmark Transition Event,” the date determined by the Agent, which date shall promptly follow the date of the public statement or publication of information referenced therein; For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof). “Benchmark Transition Event” means, the occurrence of one or more of the following events, with respect to the then-current Benchmark: (1) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); UGI Utilities Credit Agreement DMFIRM #403221427 v19 30

(2) a public statement or publication of information by an Official Body having jurisdiction over the Agent, the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or (3) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) or an Official Body having jurisdiction over the Agent announcing that all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative. For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof). “Benchmark Unavailability Period” means the period (if any) (x) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with this 2.09(g) titled “Benchmark Replacement Setting” and (y) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with this Section 2.09(g) titled “Benchmark Replacement Setting.” “Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to the Term SOFR Rate or, if no floor is specified, zero. “Relevant Governmental Body” means the Board of Governors of the Federal Reserve System and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System and/or the Federal Reserve Bank of New York, or any successor thereto. UGI Utilities Credit Agreement DMFIRM #403221427 v19 31

"Unadjusted Benchmark Replacement" means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

Section 2.10 Continuation or Optional Conversion of Advances

. The Borrower may on any Business Day, upon notice given to the Agent not later than 1:00 p.m. (Pittsburgh, Pennsylvania time) on the third Business Day prior to the date of the proposed continuation or Conversion of any Advances and subject to the provisions of Sections 2.09 and 2.13, (a) continue any ~~Eurodollar~~Term SOFR Rate Advances as ~~Eurodollar~~Term SOFR Rate Advances for a new Interest Period or (b) Convert (i) Base Rate Advances into ~~Eurodollar~~Term SOFR Rate Advances or (ii) ~~Eurodollar~~Term SOFR Rate Advances into Base Rate Advances; provided, however, that (x) any continuation of ~~Eurodollar~~Term SOFR Rate Advances or Conversion of ~~Eurodollar~~Term SOFR Rate Advances into Base Rate Advances shall be made only on the last day of an Interest Period for such ~~Eurodollar~~Term SOFR Rate Advances, (y) any continuation of ~~Eurodollar~~Term SOFR Rate Advances or any Conversion of Base Rate Advances into ~~Eurodollar~~Term SOFR Rate Advances shall be in an amount not less than $5,000,000 and (z) no continuation or Conversion of any Advances shall result in more than six (6) separate ~~Eurodollar~~Term SOFR Rate Tranches. Each such notice of any continuation of ~~Eurodollar~~Term SOFR Rate Advances or of any Conversion shall, within the restrictions specified above, specify (i) the date of such continuation or Conversion, (ii) the Advances to be continued or Converted, and (iii) with respect to any continuation of ~~Eurodollar~~Term SOFR Rate Advances or Conversion of Base Rate Advances into ~~Eurodollar~~Term SOFR Rate Advances, the duration of the Interest Period for each such Advance. Each notice of continuation or Conversion shall be irrevocable and binding on the Borrower.

Section 2.11 Optional Prepayments of Advances

. The Borrower may, upon notice not later than 1:00 p.m. (Pittsburgh, Pennsylvania time) at least three Business Days' prior to the date of such prepayment, in the case of ~~Eurodollar~~Term SOFR Rate Advances, and not later than 1:00 p.m. (Pittsburgh, Pennsylvania time) on the date of such prepayment, in the case of Base Rate Advances, to the Agent stating the proposed date and aggregate principal amount of the prepayment, and if such notice is given the Borrower shall, prepay the outstanding principal amount of the Advances in such amount, together with accrued interest to the date of such prepayment on the principal amount prepaid; provided, however, that (x) each partial prepayment, in the case of any ~~Eurodollar~~Term SOFR Rate Tranche, shall be in an aggregate principal amount of $5,000,000 and in the case of Base Rate Advances, shall be in an aggregate principal amount of $1,000,000 or, in each case, an integral multiple of $1,000,000 in excess thereof and (y) in the event of any such prepayment of a ~~Eurodollar~~Term SOFR Rate Advance, the Borrower shall (i) be obligated to reimburse the Lenders in respect thereof pursuant to Section 8.04(c) and (ii) notify the ~~Administrative~~ Agent which ~~Eurodollar~~Term SOFR Rate Tranche or Tranches are being repaid. Each such optional prepayment shall be applied to ~~prepay ratably~~the unpaid installments of principal of the Advances ~~of~~as determined by the ~~Lenders and~~Borrower in its discretion and designated in the prepayment notice, provided that if the prepayment notice does not make such designation, the prepayment shall be applied ~~pro rata~~ across the remaining installments ~~of the Advances (including the payment due on the Maturity Date)~~in the direct order of maturity.

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Section 2.12 Increased Costs . (a) Increased Costs Generally. If any Change in Law shall: (i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or advances, loans or other credit extended or participated in by, any Lender (except any reserve requirement reflected in the EurodollarTerm SOFR Rate);(ii) (ii) subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or (iii) impose on any Lender or the London interbankrelevant market any other condition, cost or expense (other than Taxes) affecting this Agreement or Eurodollar Rate Advances made by such Lender or participation therein; and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making, converting into, continuing or maintaining any Eurodollar Rate Advance (or of maintaining its obligation to make any such Advance), or to reduce the amount of any sum received or receivable by such Lender or such other Recipient hereunder (whether of principal, interest or any other amount) then, upon written request of such Lender, the Borrower shall promptly pay to any such Lender or such other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender or such other Recipient, as the case may be, for such additional costs incurred or reduction suffered. (b) Capital Requirements. If any Lender determines that any Change in Law affecting such Lender or any Applicable Lending Office of such Lender or such Lender’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement, the Commitment of such Lender or the Advance made by such Lender, to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy or liquidity), then from time to time upon written request of such Lender the Borrower shall promptly pay to such Lender, such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered. (c) Certificates for Reimbursement. A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section and delivered to the Borrower shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within ten (10) Business Days after receipt thereof. UGI Utilities Credit Agreement DMFIRM #403221427 v19 33

(d) Delay in Requests. Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender's right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender pursuant to this Section for any increased costs incurred or reductions suffered more than nine (9) months prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender's intention to claim compensation therefor (except that if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).

Section 2.13 Illegality

. Notwithstanding any other provision of this Agreement, if any Lender shall notify the Agent that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful or impracticable, or any central bank or other governmental authority asserts that it is unlawful, for any Lender or its ~~Eurodollar~~ Lending Office to perform its obligations hereunder to make ~~Eurodollar~~Term SOFR Rate Advances or to fund or maintain ~~Eurodollar~~Term SOFR Rate Advances hereunder, (a) each ~~Eurodollar~~Term SOFR Rate Advance will automatically, upon such demand, Convert into a Base Rate Advance and (b) the obligation of the Lenders to make ~~Eurodollar~~Term SOFR Rate Advances or to Convert Advances into ~~Eurodollar~~Term SOFR Rate Advances shall be suspended until the Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist; provided, however, that before making any such demand, each Lender agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different ~~Eurodollar~~ Lending Office if the making of such a designation would allow such Lender or its ~~Eurodollar~~ Lending Office to continue to perform its obligations to continue to fund or maintain ~~Eurodollar~~Term SOFR Rate Advances and would not, in the judgment of such Lender, subject such Lender to any unreimbursed cost or expense or otherwise be disadvantageous to such Lender.

Section 2.14 Payments and Computations

.

(a) The Borrower shall make each payment hereunder, irrespective of any right of counterclaim or set-off, not later than 3:00 p.m. (Pittsburgh, Pennsylvania time) on the day when due in U.S. dollars to the Agent at the Agent's Account in same day funds. The Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal or interest ratably (other than amounts payable pursuant to Section 2.12, 2.15 or 8.04(c)) to the Lenders for the account of their respective ~~Applicable~~ Lending Offices, and like funds relating to the payment of any other amount payable to any Lender to such Lender for the account of its ~~Applicable~~ Lending Office, in each case to be applied in accordance with the terms of this Agreement. Upon its acceptance of an Assignment and Assumption and recording of the information contained therein in the Register pursuant to Section 8.07(b), from and after the effective date specified in such Assignment and Assumption, the Agent shall make all payments hereunder and under the Notes in respect of the interest assigned thereby to the Lender assignee thereunder, and the parties to such Assignment and Assumption shall make all appropriate

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adjustments in such payments for periods prior to such effective date directly between themselves. (b) The Borrower hereby authorizes each Lender, if and to the extent payment owed to such Lender is not made when due hereunder or under the Note held by such Lender to charge from time to time against any or all of the Borrower’s accounts with such Lender any amount so due. (c) All computations of interest based on the Base Rate shall be made by the Agent on the basis of a year of 365 or 366 days, as the case may be, and all computations of interest based on the EurodollarTerm SOFR Rate or the Federal Funds Rate shall be made by the Agent on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest areis payable. Each determination by the Agent of an interest rate or component thereof under this Agreement shall be conclusive and binding for all purposes, absent manifest error. (d) Whenever any payment hereunder or under the Notes shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or fees, as the case may be; provided, however, that, if such extension would cause payment of interest on or principal of EurodollarTerm SOFR Rate Advances to be made in the next following calendar month, such payment shall be made on the next preceding Business Day. (e) Unless the Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Lenders hereunder that the Borrower will not make such payment in full, the Agent may assume that the Borrower has made such payment in full to the Agent on such date and the Agent may, in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent the Borrower shall not have so made such payment in full to the Agent, each Lender shall repay to the Agent forthwith on demand such amount distributed to such Lender together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Agent, at the greater of the Federal Funds Rate and a rate determined by the Agent in accordance with banking industry rules on interbank compensation. Section 2.15 Taxes . (a) Defined Terms. For purposes of this Section 2.15, the term “Law” includes FATCA. (b) Payments Free of Taxes. Any and all payments by or on account of any obligation of the Borrower under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by Law. If any Law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent UGI Utilities Credit Agreement DMFIRM #403221427 v19 35

shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Official Body in accordance with Law and, if such Tax is an Indemnified Tax, then the sum payable by the Borrower shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made. (c) Payment of Other Taxes. The Borrower shall timely pay to the relevant Official Body in accordance with Law, or at the option of the Agent, timely reimburse it for the payment of, any Other Taxes. (d) Indemnification by the Borrower. The Borrower shall indemnify each Recipient, within ten (10) Business Days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Official Body. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Agent), or by the Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error. (e) Indemnification by the Lenders. Each Lender shall severally indemnify the Agent, within ten (10) Business Days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent the Borrower has not already indemnified the Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 8.07(d) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Official Body. A certificate as to the amount of such payment or liability delivered to any Lender by the Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Agent to the Lender from any other source against any amount due to the Agent under this subsection (e). (f) Evidence of Payments. As soon as practicable after any payment of Taxes by the Borrower to an Official Body pursuant to this Section 2.15, the Borrower shall deliver to the Agent the original or a certified copy of a receipt issued by such Official Body evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Agent. (g) Status of Lenders. (i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver UGI Utilities Credit Agreement DMFIRM #403221427 v19 36

to the Borrower and the Agent, at the time or times reasonably requested by the Borrower or the Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Agent, shall deliver such other documentation prescribed by Law or reasonably requested by the Borrower or the Agent as will enable the Borrower or the Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.15(g)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender. (ii) Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Person, (A) any Lender that is a U.S. Person shall deliver to the Borrower and the Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax; (B) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Agent), whichever of the following is applicable: (i) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN or W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty; (ii) executed originals of IRS Form W-8ECI; UGI Utilities Credit Agreement DMFIRM #403221427 v19 37

(iii) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Internal Revenue Code, (x) a certificate substantially in the form of Exhibit E-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Internal Revenue Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Internal Revenue Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN or W-8BEN-E; or (iv) to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit E-2 or Exhibit E-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit E-4 on behalf of each such direct and indirect partner; (C) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Agent), executed originals of any other form prescribed by Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by Law to permit the Borrower or the Agent to determine the withholding or deduction required to be made; and (D) if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Internal Revenue Code, as applicable), such Lender shall deliver to the Borrower and the Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Agent such documentation prescribed by Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Internal Revenue Code) and such additional documentation reasonably requested by the Borrower or the Agent as may be necessary for the Borrower and the Agent to comply with their obligations under FATCA and to determine that such Lender has UGI Utilities Credit Agreement DMFIRM #403221427 v19 38

complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement. Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Agent in writing of its legal inability to do so. (h) Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.15 (including by the payment of additional amounts pursuant to this Section 2.15), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out of pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Official Body with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this subsection (h) (plus any penalties, interest or other charges imposed by the relevant Official Body) in the event that such indemnified party is required to repay such refund to such Official Body. Notwithstanding anything to the contrary in this subsection (h), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this subsection (h) the payment of which would place the indemnified party in a less favorable net after Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This subsection shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person. (i) Survival. Each party’s obligations under this Section 2.15 shall survive the resignation or replacement of the Agent or any assignment of rights by, or the replacement of, a Lender, and the repayment, satisfaction or discharge of all obligations under any Loan Document. Section 2.16 Sharing of Payments, Etc. If any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set off, or otherwise) on account of the Advance owing to it (other than pursuant to Section 2.12, 2.15 or 8.04(c)) in excess of its ratable share of payments on account of the Advances obtained by all the Lenders, such Lender shall forthwith purchase from the other Lenders such participations in the Advances owing to them as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and such Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such Lender’s ratable share (according to the proportion of (i) the amount of such UGI Utilities Credit Agreement DMFIRM #403221427 v19 39

Lender’s required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 2.16 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation. Section 2.17 Evidence of Debt . (a) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from the Advance owing to such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder in respect of its Advance. The Borrower agrees that upon notice by any Lender to the Borrower (with a copy of such notice to the Agent) to the effect that a Note is required or appropriate in order for such Lender to evidence (whether for purposes of pledge, enforcement or otherwise) the Advance owing to, or to be made by, such Lender, the Borrower shall promptly execute and deliver to such Lender a Note payable to such Lender in a principal amount up to the Commitment of such Lender. (b) The Register maintained by the Agent pursuant to Section 8.07(c) shall include a control account, and a subsidiary account for each Lender, in which accounts (taken together) shall be recorded (i) the date and amount of the Advances made hereunder, the Type of Advances (including continuations and Conversions thereof) and, if appropriate, the Interest Period applicable thereto, (ii) the terms of each Assignment and Assumption delivered to and accepted by it, (iii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iv) the amount of any sum received by the Agent from the Borrower hereunder and each Lender’s share thereof. (c) Entries made in good faith by the Agent in the Register pursuant to subsection (b) above, and by each Lender in its account or accounts pursuant to subsection (a) above, shall be prima facie evidence of the amount of principal and interest due and payable or to become due and payable from the Borrower to, in the case of the Register, each Lender and, in the case of such account or accounts, such Lender, under this Agreement, absent manifest error; provided, however, that the failure of the Agent or such Lender to make an entry, or any finding that an entry is incorrect, in the Register or such account or accounts shall not limit or otherwise affect the obligations of the Borrower under this Agreement. Section 2.18 Use of Proceeds . The proceeds of the Advances shall be available (and the Borrower agrees that it shall use such proceeds) for general corporate purposes of the Borrower and its Subsidiaries, including working capital and capital expenditures. Section 2.19 Reserved. UGI Utilities Credit Agreement DMFIRM #403221427 v19 40

Section 2.20 [Reserved] . Section 2.20 Extension of Maturity Date . Without any further action by or consent of the Lenders, the Maturity Date shall be extended to October 30, 2022, if, on or before the date that is 364 days after the Effective Date, the Borrower shall have delivered to the Agent (each in form and substance satisfactory to the Agent) the following: (a) a copy of the securities certificate registered with the Pennsylvania Public Utility Commission (the “Securities Certificate”) authorizing the Borrower’s incurring indebtedness hereunder with a maturity date of October 30, 2022; (b) an opinion of counsel to the Borrower (which may be in-house counsel) stating that (i) the Securities Certificate has been registered with the Pennsylvania Public Utility Commission in accordance with Chapter 19 of the Pennsylvania Public Utility Code and by virtue of such registration, authorizes the Borrower to incur indebtedness hereunder with a maturity date of October 30, 2022 and (ii) no other authorizations are required by the Pennsylvania Public Utility Commission or by any other state or local regulatory agency or governmental authority having jurisdiction over the Borrower and (c) copies of corporate resolutions certified by the Secretary or Assistant Secretary of the Borrower, or such other evidence as may be satisfactory to the Agent, demonstrating that the Borrower’s incurrence of indebtedness hereunder with a maturity date of October 30, 2022 has been duly authorized by all necessary corporate action, together with an opinion of counsel to the Borrower (which may be in-house counsel) to such effect. Section 2.21 [Reserved] . Section 2.22 Mitigation, Obligations; Replacement of Lenders . (a) Designation of a Different Lending Office. In addition to the provisions in Section 2.13, if any Lender requests compensation under Section 2.12, or requires the Borrower to pay any additional amount to any Lender or any Official Body for the account of any Lender pursuant to Section 2.15, then such Lender shall (at the request of the Borrower) use reasonable efforts to designate a different lending office for funding or booking its AdvancesAdvance hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.12 or Section 2.15, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment. (b) Replacement of Lenders. If any Lender requests compensation under Section 2.12, or if the Borrower is required to pay additional amounts to any Lender or any Official Body for the account of any Lender pursuant to Section 2.15 and, in each case, such UGI Utilities Credit Agreement DMFIRM #403221427 v19 41

Lender has declined or is unable to designate a different lending office in accordance with Section 2.22(a), or if any Lender is a Defaulting Lender hereunder or becomes a Non-Consenting Lender, or any Lender gives a notice under Section 2.13, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 8.07), all of its interests, rights and obligations under this Agreement and the related Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that: (i) the Borrower shall have paid to the Agent the assignment fee (if any) specified in Section 8.07; (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 8.04(c)) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts); (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.12 or payments required to be made pursuant to Section 2.15, such assignment will result in a reduction in such compensation or payments thereafter; (iv) such assignment does not conflict with Law; and (v) in the case of any assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent. A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation to cease to apply. ARTICLE III CONDITIONS TO EFFECTIVENESS AND LENDING Section 3.01 Conditions Precedent to Effectiveness . This Agreement shall become effective, and the obligations of the Lenders to make the Advances on the Effective Date hereunder shall become effective on and as of the first date (the “Effective Date”) on which the following conditions precedent have been satisfied: (a) There shall have occurred no Material Adverse Change since September 30, 2016. UGI Utilities Credit Agreement DMFIRM #403221427 v19 42

(b) There shall exist no action, suit, investigation, litigation or proceeding affecting the Borrower or any of its Subsidiaries pending or threatened before any court, governmental agency or arbitrator that (i) would be reasonably likely to have a Material Adverse Effect other than the matters disclosed in the SEC Reports prior to the date hereof (the “Disclosed Litigation”) or (ii) purports to affect the legality, validity or enforceability of this Agreement or any Note or the consummation of the transactions contemplated hereby, and there shall have been no change in the Disclosed Litigation that would have a Material Adverse Effect. (c) All governmental and third party consents and approvals necessary in connection with the transactions contemplated hereby shall have been obtained (without the imposition of any conditions that are not acceptable to the Lenders) and shall remain in effect, and no law or regulation shall be applicable in the reasonable judgment of the Lenders that restrains, prevents or imposes materially adverse conditions upon the transactions contemplated hereby. (d) The Borrower shall have notified the Agent in writing as to the proposed Effective Date. (e) The Borrower shall have paid, or will pay with the Advances on the Effective Date, all accrued fees and expenses of the Agent and the Lenders (including, to the extent invoiced, the reasonable and documented accrued fees and expenses of counsel to the Agent). (f) On the Effective Date, the following statements shall be true and the Agent shall have received a certificate signed by a duly authorized officer of the Borrower, dated the Effective Date, stating that: (i) The representations and warranties contained in Section 4.01 are correct in all material respects (except that any representation or warranty which is already qualified as to materiality or by reference to a Material Adverse Effect shall be correct in all respects) on and as of the Effective Date, (ii) No Material Adverse Change has occurred since September 30, 2016, and (iii) No event has occurred and is continuing that constitutes a Default. (g) The Agent shall have received the following, each dated the Effective Date, in form and substance satisfactory to the Agent and (except for the Notes) in sufficient copies for each Lender: (i) Either (x) a counterpart of this Agreement signed on behalf of the Agent, the Borrower and each Initial Lender or (y) evidence satisfactory to the Agent (which may include an electronic transmission) that such party has signed a counterpart of this Agreement. (ii) The Notes to the Lenders to the extent requested by any Lender pursuant to Section 2.17. UGI Utilities Credit Agreement DMFIRM #403221427 v19 43

(iii) Such documents and certificates as the Agent may reasonably request relating to the organization, existence and good standing of the Company. (iv) Certified copies of the resolutions of the Board of Directors of the Borrower approving this Agreement and the Notes, and of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Agreement and the Notes. (v) A certificate of the Secretary or an Assistant Secretary of the Borrower certifying the names and true signatures of the officers of the Borrower authorized to sign this Agreement and the Notes and the other documents to be delivered hereunder. (vi) A favorable opinion of Morgan, Lewis & Bockius LLP, counsel for the Borrower, substantially in the form of Exhibit D hereto and as to such other matters as any Lender through the Agent may reasonably request. Section 3.02 Determinations Under Section 3.01 . For purposes of determining compliance with the conditions specified in Section 3.01, each Lender shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Lenders unless an officer of the Agent responsible for the transactions contemplated by this Agreement shall have received notice from such Lender prior to the date that the Borrower, by notice to the Agent on behalf of all Lenders, designates as the proposed Effective Date, specifying its objection thereto. The Agent shall promptly notify the Lenders of the occurrence of the Effective Date. ARTICLE IV REPRESENTATIONS AND WARRANTIES Section 4.01 Representations and Warranties of the Borrower . The Borrower represents and warrants as follows: (a) The Borrower is a corporation duly organized, validly existing and currently subsisting under the laws of the Commonwealth of Pennsylvania. The Borrower has all requisite power and authority to carry on its business in all material respects as now conducted and is qualified to do business in every jurisdiction where such qualification is required, except where the failure to have such power, authority or qualification, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect. (b) The execution, delivery and performance by the Borrower of this Agreement and the Notes to be delivered by it, and the consummation of the transactions contemplated hereby, are within the Borrower’s corporate powers, have been duly authorized by all necessary corporate action, and do not contravene (i) the Borrower’s charter or by-laws or (ii) any applicable law or any contractual restriction binding on or affecting the Borrower (except UGI Utilities Credit Agreement DMFIRM #403221427 v19 44

where such contravention individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect), and will not result in or require the creation or imposition of any Lien prohibited by this Agreement. (c) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory bodyOfficial Body or any other third party is required for the due execution, delivery and performance by the Borrower of this Agreement or the Notes to be delivered by it, provided that the extension of the Maturity Date in accordance with Section 2.20 shall require appropriate governmental or third party authorization thereof prior to the effectiveness of such extension. (d) This Agreement has been, and each of the Notes to be delivered by it when delivered hereunder will have been, duly executed and delivered by the Borrower. This Agreement is, and each of the Notes when delivered hereunder will be, the legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with their respective terms. (e) The Consolidated balance sheet of the Borrower and its Subsidiaries as at September 30, 20162021, and the related Consolidated statements of income and cash flows of the Borrower and its Subsidiaries for the fiscal year then ended, accompanied by an opinion of Ernst & Young LLP, and the Consolidated balance sheet of the Borrower and its Subsidiaries as at June 30March 31, 20172022, and the related Consolidated statements of income and cash flows of the Borrower and its Subsidiaries for ninesix months then ended, copies of which have been included in the SEC Filings prior to the date hereof, fairly present in all material respects, subject, in the case of said balance sheet as at June 30March 31, 20172022, and said statements of income and cash flows for ninethe six months then ended, to year-end audit adjustments and the presentation of footnotes not required by Regulation S-X to be included in interim financial statements, the Consolidated financial condition of the Borrower and its Subsidiaries as at such dates and the Consolidated results of the operations of the Borrower and its Subsidiaries for the periods ended on such dates, all in accordance with generally accepted accounting principles consistently applied. (f) There is no pending or threatened action, suit, investigation, litigation or proceeding, including, without limitation, any Environmental Action, affecting the Borrower or any of its Subsidiaries before any court, governmental agency or arbitrator that (i) would be reasonably likely to have a Material Adverse Effect (other than the Disclosed Litigation) or (ii) purports to affect the legality, validity or enforceability of this Agreement or any Note or the consummation of the transactions contemplated hereby, and there has been no change in the status, or financial effect on the Borrower or any of its Subsidiaries, of the Disclosed Litigation that would have a Material Adverse Effect. (g) The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System), and no proceeds of any Advance will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock. UGI Utilities Credit Agreement DMFIRM #403221427 v19 45

(h) The Borrower is not an “investment company”, or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act of 1940, as amended. (i) Neither the Confidential Executive SummaryNo written information (other than anyfinancial projections and other forward-looking information and information of a general economic or general industry specific nature included therein) nor any other written information), exhibit or report furnished by the Borrower to the Agent or any Lender pursuant to the terms of this Agreement, nor any of the information contained herein, when taken as a whole, on the date so provided, contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements made therein and herein not misleading in light of the circumstances under which they were made. (j) All financial With respect to projections included in, the Confidential Executive Summary furnished by or on behalf of the Borrower have been, on the date provided,Borrower represents only that such information was prepared in good faith based uponon assumptions believed by the Borrower to be reasonable at the time made,of preparation thereof and when delivered to the Agent or the Lenders; it being understood that such projections are subject to significant uncertainties and contingencies, many of which are beyond the Borrower’s control, that no assurance can be given that any particular projection will be realized and that actual results may vary materially from projectionsmay vary from actual results and that such variances may be material. (j) [Reserved]. (k) No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, would reasonably be expected to result in a Material Adverse Effect. (l) Each Covered Person has implemented and maintains in effect policies and procedures designed to ensure compliance by such Covered Person and its respective directors, officers, employees and agents with Anti-Corruption Laws, Anti-Terrorism Laws and applicable Sanctions, and the Covered Persons and their respective officers and employees, and to the knowledge of the Borrower, its officers, employees, directors and agents, are in compliance with Anti-Corruption Laws, Anti-Terrorism Laws and applicable Sanctions in all material respects. None of the Covered Persons or, nor to the knowledge of the Borrower or any other Covered Person, any of their respective directors, officers or, employees, nor to the knowledge of the Borrower, any agent, agents or representatives of any Covered Persons that will act in any capacity in connection with or benefit from the credit facility established hereby, (i) is a Sanctioned Person or currently the subject or target of any Sanctions, (ii) is controlled by or acting on behalf of a Sanctioned Person, (iii) is located, organized or resident in a Sanctioned Jurisdiction, (iv) is under administrative, civil or criminal investigation for an alleged violation of, or received notice from or made a voluntary disclosure to any governmental entity regarding a possible violation of, Anti-Corruption Laws, Anti-Terrorism Laws or Sanctions by a governmental authority that enforces Sanctions or any Anti-Corruption Laws or Anti-Terrorism Laws, or (v) directly or indirectly derives revenues from investments in, or transactions with, Sanctioned Persons. No borrowing, or the use of the proceeds thereof or other transaction contemplated by this Agreement will violate Anti-Corruption Laws or applicable Sanctions. UGI Utilities Credit Agreement DMFIRM #403221427 v19 46

(m) Each Beneficial Ownership Certification (if any) executed and delivered to the Agent and Lenders for the Borrower on or prior to the First Amendment Effective Date, as updated from time to time in accordance with this Agreement, is accurate, complete and correct as of the First Amendment Effective Date and as of the date any such update is delivered. ARTICLE V COVENANTS OF THE BORROWER Section 5.01 Affirmative Covenants . So long as any Advance shall remain unpaid or any other amount shall remain unpaid hereunder or under any Note, the Borrower will: (a) Compliance with Laws, Etc. Comply, and cause each of its Subsidiaries to comply with all applicable laws, rules, regulations and orders, such compliance to include, without limitation, compliance with ERISA, Environmental Laws and the Patriot Act, except where the necessity of compliance therewith is contested in good faith by appropriate proceedings or except where the failure to comply would not reasonably be expected to have a Material Adverse Effect. (b) Payment of Taxes, Etc. Pay and discharge, and cause each of its Subsidiaries to pay and discharge, before the same shall become delinquent, (i) all taxes, assessments and governmental charges or levies imposed upon it or upon its property and (ii) all lawful claims that, if unpaid, might by law become a Lien upon its property, except where the necessity of compliance therewith is contested in good faith by appropriate proceedings, against which appropriate reserves are being maintained in accordance with GAAP or except where the failure to comply would not reasonably be expected to have a Material Adverse Effect. (c) Maintenance of Insurance. Maintain, and cause each of its Subsidiaries to maintain, insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Borrower or such Subsidiary operates; provided, however, that the Borrower and its Subsidiaries may self-insure to the extent consistent with prudent business practice. (d) Preservation of Corporate Existence, Etc. Preserve and maintain, and cause each of its Subsidiaries to preserve and maintain, its corporate existence, rights (charter and statutory) and franchises; provided, however, that the Borrower and its Subsidiaries may consummate any merger or consolidation permitted under Section 5.02(b) and provided further that neither the Borrower nor any of its Subsidiaries shall be required to preserve any right or franchise if the Board of Directors of the Borrower or such Subsidiary shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Borrower or such Subsidiary, as the case may be, and that the loss thereof is not disadvantageous in any material respect to the Borrower and its Subsidiaries taken as a whole or the Lenders. UGI Utilities Credit Agreement DMFIRM #403221427 v19 47

(e) Visitation Rights. At reasonable times and upon five Business Days prior notice, permit the Agent or any of the Lenders or any agents or representatives thereof at their respective expense, to examine the records and books of account of, and visit the properties of, the Borrower and any of its Subsidiaries, and to discuss the affairs, finances and accounts of the Borrower and any of its Subsidiaries with any of their officers or directors and with their independent certified public accountants. (f) Keeping of Books. Keep, and cause each of its Subsidiaries to keep, proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of the Borrower and each such Subsidiary in accordance with generally accepted accounting principles in effect from time to time. (g) Maintenance of Properties, Etc. Maintain and preserve, and cause each of its Material Subsidiaries to maintain and preserve, all of its material properties that are necessary in the conduct of its business in good working order and condition, ordinary wear and tear excepted. (h) Reporting Requirements. Furnish to the Lenders: (i) as soon as available and in any event within 50 days after the end of each of the first three quarters of each fiscal year of the Borrower, the Consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such quarter and Consolidated statements of income and cash flows of the Borrower and its Subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, duly certified (subject to year-end audit adjustments and the presentation of footnotes not required by Regulation S-X to be included in interim financial statements) by a Responsible Officer of the Borrower as having been prepared in accordance with GAAP and certificates of a Responsible Officer of the Borrower as to compliance with the terms of this Agreement and setting forth in reasonable detail the calculations necessary to demonstrate compliance with Section 5.03; (ii) as soon as available and in any event within 95 days after the end of each fiscal year of the Borrower, a copy of the annual audit report for such year for the Borrower and its Subsidiaries, containing the Consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such fiscal year and Consolidated statements of income and cash flows of the Borrower and its Subsidiaries for such fiscal year, in each case accompanied by an opinion acceptable to the Required Lenders by Ernst & Young LLP or other independent registered certified public accountants of nationally recognized standing and certificates of a Responsible Officer of the Borrower as to compliance with the terms of this Agreement and setting forth in reasonable detail the calculations necessary to demonstrate compliance with Section 5.03; (iii) as soon as possible and in any event within five Business Days after the Borrower obtains knowledge of any Default continuing on the date of such statement, a statement of a Responsible Officer of the Borrower setting forth details of such Default and the action that the Borrower has taken and proposes to take with respect thereto; UGI Utilities Credit Agreement DMFIRM #403221427 v19 48

(iv) promptly after the sending or filing thereof, copies of all reports that the Borrower sends to any of its securityholders (other than UGI Corporation), and copies of all reports and registration statements that the Borrower or any Subsidiary files with the Securities and Exchange Commission or any national securities exchange; (v) prompt notice of all actions and proceedings before any court, governmental agency or arbitrator affecting the Borrower or any of its Subsidiaries of the type described in Section 4.01(f); (vi) promptly upon request thereof, such other information and documentation required by bank regulatory authorities under applicable “know your customer”, Anti-Terrorism Laws and Anti-Corruption Laws (including the Patriot Act), as from time to time reasonably requested by the Agent or any Lender; and (vii) (vi) such other information respecting the Borrower or any of its Subsidiaries as any Lender through the Agent may from time to time reasonably request. The financial statements and other information required to be delivered pursuant to clauses (i), (ii) and (iv) of this Section 5.01(h) shall be deemed to have been delivered on the date on which such financial statements and other information are posted on the website of the Securities and Exchange Commission at www.sec.gov and the Borrower notifies the Agent in writing thereof. In addition, the financial statements and other information referred to in the immediately preceding sentence may be delivered electronically and if so delivered shall be deemed to be delivered on the date on which (A) the Borrower posts such documents, or provides a link thereto on the Borrower’s website on the Internet at the following website: Webpage: www.ugicorp.com or (B) such documents are posted on the Borrower’s behalf on an Internet or intranet website, if any, to which each Lender and the Agent have access (whether a commercial, third-party website or whether sponsored by the Agent); provided that the Borrower shall notify the Agent (by telecopier or electronic mail) of the posting of any such documents and provide to the Agent, if requested, by electronic mail electronic versions (i.e., soft copies) of such documents. The Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents. (i) Maintain in effect and enforce policies and procedures designed to ensure compliance by the Covered Persons and their respective directors, officers, employees and agents with Anti-Corruption Laws, Anti-Terrorism Laws, and applicable Sanctions. (j) Use of Proceeds. The proceeds of the Advances will be used for working capital, acquisitions, capital expenditures and other general corporate purposes. None of the Borrower, its Subsidiaries, or any of its or their respective directors, officers or employees shall use the proceeds of any Advance (x) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws or Anti-Terrorism Laws, (y) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned CountryJurisdiction or (z) in any manner that would result in the violation of any Sanctions applicable to any party hereto. UGI Utilities Credit Agreement DMFIRM #403221427 v19 49

(k) Beneficial Ownership Certification and Other Additional Information. The Borrower shall provide to the Agent and the Lenders a new Beneficial Ownership Certification, in form and substance acceptable to the Agent and each Lender, when the information in the previously executed Beneficial Ownership Certification has changed. Section 5.02 Negative Covenants . So long as any Advance shall remain unpaid or any other amount shall remain unpaid hereunder or under any Note, the Borrower will not: (a) Liens, Etc. Create or suffer to exist, or permit any of its Subsidiaries to create or suffer to exist, any Lien on or with respect to any of its properties, whether now owned or hereafter acquired, or assign, or permit any of its Subsidiaries to assign, any right to receive income, other than: (i) Permitted Liens, (ii) Liens upon any property acquired, constructed or improved after the date hereof by the Borrower or a Subsidiary which are created or incurred contemporaneously with or within 180 days after such acquisition, construction or improvement to secure or provide for the payment of any part of the purchase price of such property or the cost of such construction or improvement or Debt incurred to pay that purchase price or cost of construction or improvement (but no other amounts), provided, however, that no such Lien shall extend to or cover any properties of any character other than the real property or equipment being acquired, and no such extension, renewal or replacement shall extend to or cover any properties not theretofore subject to the Lien being extended, renewed or replaced, (iii) the Liens existing on the First Amendment Effective Date and described on Schedule 5.02(a) hereto, (iv) Liens on property of a Person existing at the time such Person is merged into or consolidated with the Borrower or any Subsidiary of the Borrower or becomes a Subsidiary of the Borrower and Liens existing on assets at the time of their acquisition; provided that such Liens were not created in contemplation of such merger, consolidation or acquisition and do not extend to any assets other than those of the Person so merged into or consolidated with the Borrower or such Subsidiary or acquired by the Borrower or such Subsidiary or those assets so acquired, as the case may be, (v) Liens arising from legal proceedings being contested by the Borrower in good faith by appropriate legal or administrative proceedings, (vi) Liens on cash and cash equivalents securing obligations pursuant to non-speculative Hedge Agreements, (vii) [Reserved], UGI Utilities Credit Agreement DMFIRM #403221427 v19 50

(viii) Liens arising from Section 302 of ERISA or pursuant to the PBGC’s authority under Title IV of ERISA in an aggregate principal amount not to exceed $25,000,000 at any time outstanding, (ix) Liens arising pursuant to any Non-recourse Debt, (x) Liens arising in connection with the issuance of industrial revenue bonds or pollution control bonds, (xi) Liens created in connection with inventory management agreements in the ordinary course of business that do not in the aggregate materially detract from the value of the Borrower’s Consolidated assets or materially impair the use thereof in the operation of its business, (xii) Liens securing Debt related to an Accounts Receivable Securitization, provided that the amount of Debt of all such Accounts Receivable Securitizations does not exceed in the aggregate at any time outstanding $125,000,000, (xiii) other Liens securing Debt or other obligations in an aggregate principal amount not to exceed 5% of the Consolidated Total Capital at any time outstanding, and (xiv) the replacement, extension or renewal of any Lien permitted by clause (iii) or (iv) above upon or in the same property theretofore subject thereto or the replacement, extension or renewal (without increase in the amount or change in any direct or contingent obligor) of the Debt secured thereby. (b) Mergers, Etc. Merge or consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to, any Person, or permit any of its Subsidiaries to do so, except that (i) any Subsidiary of the Borrower may merge or consolidate with or into, or dispose of assets to, any other Subsidiary of the Borrower, and except that(ii) any Subsidiary of the Borrower may merge or consolidate with or into, or dispose of assets to, the Borrower, provided that the Borrower is the surviving entity of any such merger or consolidation and (iii) the Borrower may merge or consolidate with or into any other Person so long as the Borrower is the surviving corporation,; provided, in each case, that no Default shall have occurred and be continuing at the time of such proposed transaction or would result therefrom. (c) Accounting Changes. Make or permit, or permit any of its Subsidiaries to make or permit, any change in accounting policies or reporting practices, except as required or permitted by generally accepted accounting principles. (d) Change in Nature of Business. Make, or permit any of its Subsidiaries to make, any material change in the nature of its business as carried on at the date hereofFirst Amendment Effective Date. Section 5.03 Financial Covenant UGI Utilities Credit Agreement DMFIRM #403221427 v19 51

. So long as any Advance shall remain unpaid or any other amount shall remain unpaid hereunder or under any Note, the Borrower will maintain a ratio of Consolidated Debt to the Consolidated Total Capital of not greater than 0.65:1.00 as of the end of any fiscal quarter. ARTICLE VI EVENTS OF DEFAULT Section 6.01 Events of Default . If any of the following events (“Events of Default”) shall occur and be continuing: (a) The Borrower shall fail to pay any principal of any Advance when the same becomes due and payable; or the Borrower shall fail to pay any interest on any Advance or fail to make any other payment of fees or other amounts payable under this Agreement or, any Note or any other Loan Document within five Business Days after the same becomes due and payable; or (b) Any representation or warranty made by the Borrower herein or by the Borrower (or any of its officers) in connection with this Agreement shall prove to have been incorrect in any material respect (or any representation or warranty which is already qualified as to materiality or by reference to a Material Adverse Effect shall prove to have been incorrect in any respect) when made or deemed made; or (c) (i) The Borrower shall fail to perform or observe any term, covenant or agreement contained in Section 5.01(d), (ewith respect to the Borrower), (h)(iii), (i) or (j), 5.02 or 5.03, or (ii) the Borrower shall fail to perform or observe any term, covenant or agreement contained in Section 5.01(h) (other than clause (iii) thereof) if such failure shall remain unremedied for 5 days after written notice thereof shall have been given to the Borrower by the Agent or any Lender; or (iii) the Borrower shall fail to perform or observe any other term, covenant or agreement contained in this Agreement on its part to be performed or observed if such failure shall remain unremedied for 30 days after written notice thereof shall have been given to the Borrower by the Agent or any Lender; or (d) The Borrower or any of its Subsidiaries shall fail to pay any principal of or premium or interest on any Debt that is outstanding in a principal or notional amount of at least $25,000,000 in the aggregate (but excluding Debt outstanding hereunder) of the Borrower or such Subsidiary (as the case may be), when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Debt and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Debt; or any such Debt shall be declared to be due and payable, or required to be prepaid or redeemed (other than by a regularly scheduled required prepayment or redemption), purchased or defeased, or an offer to prepay, redeem, purchase or defease such Debt shall be required to be made, in each case prior to the stated maturity thereof; or UGI Utilities Credit Agreement DMFIRM #403221427 v19 52

(e) The Borrower or any of its Material Subsidiaries shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Borrower or any of its Material Subsidiaries seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of 60 days, or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or the Borrower or any of its Material Subsidiaries shall take any corporate action to authorize any of the actions set forth above in this subsection (e); or (f) Judgments or orders for the payment of money in excess of $25,000,000 in the aggregate shall be rendered against the Borrower or any of its Material Subsidiaries and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or (g) The Borrower shall cease for any reason to be directly or indirectly majority owned, beneficially and of record, by UGI Corporation, including, without limitation, that UGI Corporation shall cease to own (beneficially and of record), directly or indirectly, (i) Voting Stock of the Borrower (or other securities convertible into such Voting Stock) representing 51% or more of the combined voting power of all Voting Stock of the Borrower and (ii) 51% or more of the economic interests in the Borrower; or (h) The Borrower or any of its ERISA Affiliates shall incur, or be reasonably likely to incur, liability in excess of $25,000,000 as a result of one or more ERISA Events described in subsections (c), (f) or (h) of the definition of ERISA Event, or shall fail to pay when due an amount or amounts aggregating in excess of $25,000,000 as a result of one or more of the following: (i) the occurrence of any other ERISA Event; (ii) the partial or complete withdrawal of the Borrower or any of its ERISA Affiliates from a Multiemployer Plan; or (iii) the reorganization or termination of a Multiemployer Plan; then, and in any such event, the Agent shall at the request, or may with the consent, of the Required Lenders, by notice to the Borrower, declare the Advances, all interest thereon and all other amounts payable under this Agreement to be forthwith due and payable, whereupon the Advances, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower; provided, however, that in the event of an actual or deemed entry of an order for relief with respect to the Borrower under the Federal Bankruptcy Code, the Advances, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower. UGI Utilities Credit Agreement DMFIRM #403221427 v19 53

ARTICLE VII THE AGENT Section 7.01 Appointment and Authority . Each of the Lenders hereby irrevocably appoints PNC to act on its behalf as the Agent hereunder and under the other Loan Documents and authorizes the Agent to take such actions on its behalf and to exercise such powers as are delegated to the Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article VII are solely for the benefit of the Agent and the Lenders, and the Borrower shall not have rights as a third party beneficiary of any of such provisions. Section 7.02 Rights as a Lender . The Person serving as the Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Agent hereunder and without any duty to account therefor to the Lenders. In the event that PNC or any of its Affiliates shall be or become an indenture trustee under the Trust Indenture Act of 1939 (as amended, the “Trust Indenture Act”) in respect of any securities issued or guaranteed by the Borrower, the parties hereto acknowledge and agree that any payment or property received in satisfaction of or in respect of any obligation of the Borrower hereunder or under any other Loan Document by or on behalf of PNC in its capacity as the Agent for the benefit of any Lender under this Agreement or any Note (other than PNC or an Affiliate of PNC) and which is applied in accordance with this Agreement shall be deemed to be exempt from the requirements of Section 311 of the Trust Indenture Act pursuant to Section 311(b)(3) of the Trust Indenture Act. Section 7.03 Exculpatory Provisions . The Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, the Agent: (a) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or Event of Default has occurred and is continuing; (b) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents); provided that the Agent shall not be UGI Utilities Credit Agreement DMFIRM #403221427 v19 54

required to take any action that, in its opinion or the opinion of its counsel, may expose the Agent to liability or that is contrary to any Loan Document or applicable law; and (c) shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Agent or any of its Affiliates in any capacity. The Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 6.01 and 8.01) in the absence of its own gross negligence or willful misconduct. The Agent shall be deemed not to have knowledge of any Default or Event of Default unless and until notice describing such Default or Event of Default is given to the Agent by the Borrower or a Lender. The Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default or Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Section 3 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Agent. Section 7.04 Reliance by Agent . The Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of the Advances that by its terms must be fulfilled to the satisfaction of a Lender, the Agent may presume that such condition is satisfactory to such Lender unless the Agent shall have received notice to the contrary from such Lender prior to the Effective Date or the First Amendment Effective Date, as the case may be. The Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts. Section 7.05 Delegation of Duties UGI Utilities Credit Agreement DMFIRM #403221427 v19 55

. The Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Agent. The Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Affiliates. The exculpatory provisions of this Article 7 shall apply to any such sub-agent and to the Affiliates of the Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Agent. Section 7.06 Resignation of Agent . The Agent may at any time give notice of its resignation to the Lenders and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, with approval from the Borrower (so long as no Event of Default has occurred and is continuing), to appoint a successor, such approval not to be unreasonably withheld or delayed. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Agent gives notice of its resignation, then the Borrower (so long as no Event of Default has occurred and is continuing) may appoint a successor agent, which successor may be replaced by the Required Lenders; provided that such replacement is, so long as no Event of Default has occurred and is continuing, reasonably acceptable to the Borrower. If no successor shall have been so appointed by the Required Lenders or the Borrower within sixty (60) days after the retiring Agent gives notice of its resignation, then the retiring Agent may on behalf of the Lenders, appoint a successor Agent; provided that if the Agent shall notify the Borrower and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (a) the retiring Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of collateral security, if any, held by the Agent on behalf of the Lenders under any of the Loan Documents, the retiring Agent shall continue to hold such collateral security until such time as a successor Agent is appointed) and (b) all payments, communications and determinations provided to be made by, to or through the Agent shall instead be made by or to each Lender directly, until such time as the Required Lenders appoint a successor Agent as provided for above in this Section 7.06. Upon the acceptance of a successor’s appointment as Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Agent, and the retiring Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Borrower to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article 7 and Section 8.04 shall continue in effect for the benefit of such retiring Agent, its sub-agents and their respective Affiliates in respect of any actions taken or omitted to be taken by any of them while the retiring Agent was acting as Agent. Upon the appointment of a successor Agent hereunder, such successor shall succeed to all of the rights, powers, privileges and duties of PNC as the retiring Agent and PNC shall be discharged from all of its respective duties and obligations as Agent under the Loan Documents. Section 7.07 Non-Reliance on Agent and Other Lenders UGI Utilities Credit Agreement DMFIRM #403221427 v19 56

. Each Lender acknowledges that it has, independently and without reliance upon the Agent or any other Lender or any of their Affiliates and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Agent or any other Lender or any of their Affiliates and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder. Section 7.08 No Reliance on Agent’s Customer Identification Program . Each Lender acknowledges and agrees that neither such Lender, nor any of its Affiliates, participants or assignees, may rely on the Agent to carry out such Lender’s, Affiliate’s, participant’s or assignee’s customer identification program, or other obligations required or imposed under or pursuant to the Patriot Act or the regulations thereunder, including the regulations contained in 31 CFR 103.121 (as hereafter amended or replaced, the “CIP Regulations”), or any other Anti-Terrorism Law, including any programs involving any of the following items relating to or in connection with the Borrower, its Affiliates or its agents, the Loan Documents or the transactions hereunder or contemplated hereby: (a) any identity verification procedures, (b) any recordkeeping, (c) comparisons with government lists, (d) customer notices or (e) other procedures required under the CIP Regulations or such other Laws. Section 7.09 Indemnification . The Lenders agree to indemnify the Agent (to the extent not reimbursed by the Borrower), ratably according to their respective Ratable Shares, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against the Agent in any way relating to or arising out of this Agreement or the other Loan Documents or any action taken or omitted by the Agent under this Agreement or the other Loan Documents (collectively, the “Indemnified Costs”), provided that no Lender shall be liable to the Agent for any portion of the Indemnified Costs resulting from the Agent’s gross negligence or willful misconduct as determined by a final, non-appealable judgment of a court of competent jurisdiction. Without limitation of the foregoing, each Lender agrees to reimburse the Agent promptly upon demand for its Ratable Share of any out-of-pocket expenses (including reasonable fees and expenses of counsel) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement or the other Loan Documents, to the extent that the Agent is not reimbursed for such expenses by the Borrower. In the case of any investigation, litigation or proceeding giving rise to any Indemnified Costs, this Section 7.09 applies whether any such investigation, litigation or proceeding is brought by the Agent, any Lender or a third party. Section 7.10 No Other Duties, etc . Anything herein to the contrary notwithstanding, none of the syndication agent or any other Person designated as any “Agent”, “Arranger”, “Bookrunner” or “Documentation Agent” UGI Utilities Credit Agreement DMFIRM #403221427 v19 57

listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as and the extent applicable, as the Agent or a Lender hereunder. Section 7.11 ERISA Matters . (a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, Agent and the Arrangers and their respective Affiliates, and not for the benefit of Borrower, that at least one of the following is and will be true: (i) such Lender is not using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more Plans in connection with the Advances or the Commitments, (ii) the transaction exemption set forth in one or more Prohibited Transaction Exemptions (“PTEs”), such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement, (iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Advances, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Advances, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Advances, the Commitments and this Agreement, or (iv) such other representation, warranty and covenant as may be agreed in writing between the Agent, in its sole discretion, and such Lender. (b) In addition, unless sub-clause (i) in the immediately preceding Section 7.11(a) is true with respect to a Lender or such Lender has not provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding Section 7.11(a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, and (y) covenants, from the date such Person became a Lender party hereto UGI Utilities Credit Agreement DMFIRM #403221427 v19 58

to the date such Person ceases being a Lender party hereto, for the benefit of, the Agent and the Arrangers and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of Borrower, that: (i) none of the Agent or any Arranger or any of their respective Affiliates is a fiduciary with respect to the assets of such Lender (including in connection with the reservation or exercise of any rights by Agent under this Agreement, any Loan Document or any other documents related to hereto or thereto), (ii) the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Advances, the Commitments and this Agreement is capable of evaluating investment risks independently, both in general and with regard to particular transactions and investment strategies (including in respect of the Advances), (iii) the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Advances, the Commitments and this Agreement is a fiduciary under ERISA or the Internal Revenue Code, or both, with respect to the Loans, the Commitments and this Agreement and is responsible for exercising independent judgment in evaluating the transactions hereunder, and (iv) no fee or other compensation is being paid directly to the Agent or any Arranger or any their respective Affiliates for investment advice (as opposed to other services) in connection with the Advances, the Commitments or this Agreement. The Agent and the Arrangers hereby inform the Lenders that each such Person is not undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Advances, the Commitments and this Agreement, (ii) may recognize a gain if it extended the Advances, or the Commitments for an amount less than the amount being paid for an interest in the Advances or the Commitments by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Loan Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing. Section 7.12 Erroneous Payments . (a) If the Agent (x) notifies a Lender or any Person who has received funds on behalf of a Lender (any such Lender, or other recipient, a “Payment Recipient”) that the Agent has determined in its sole discretion (whether or not after receipt of any notice under UGI Utilities Credit Agreement DMFIRM #403221427 v19 59

immediately succeeding clause (b)) that any funds (as set forth in such notice from the Agent) received by such Payment Recipient from the Agent or any of its Affiliates were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender, or other Payment Recipient on its behalf) (any such funds, whether transmitted or received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and (y) demands in writing the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of the Agent and shall be segregated by the Payment Recipient and held in trust for the benefit of the Agent, and such Lender shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two Business Days thereafter, return to the Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Agent in same day funds at the greater of the Overnight Bank Funding Rate and a rate determined by the Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of the Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error. (b) Without limiting immediately preceding clause (a), each Lender, or any Person who has received funds on behalf of a Lender, hereby further agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in this Agreement or in a notice of payment, prepayment or repayment sent by the Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Agent (or any of its Affiliates), or (z) that such Lender, or other such recipient, otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part) then in each such case: (i) it acknowledges and agrees that (A) in the case of immediately preceding clauses (x) or (y), an error and mistake shall be presumed to have been made (absent written confirmation from the Agent to the contrary) or (B) an error and mistake has been made (in the case of immediately preceding clause (z)), in each case, with respect to such payment, prepayment or repayment; and (ii) such Lender shall (and shall cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within one Business Day of its knowledge of such error) notify the Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Agent pursuant to this Section 7.12 (b). For the avoidance of doubt, the failure to deliver a notice to the Agent pursuant to this Section 7.12(b) shall not have any effect on a Payment Recipient’s obligations pursuant to Section 7.12(a) or on whether or not an Erroneous Payment has been made. UGI Utilities Credit Agreement DMFIRM #403221427 v19 60

(c) Each Lender hereby authorizes the Agent to set off, net and apply any and all amounts at any time owing to such Lender under any Loan Document, or otherwise payable or distributable by the Agent to such Lender under any Loan Document with respect to any payment of principal, interest, fees or other amounts, against any amount that the Agent has demanded to be returned under immediately preceding clause (a). (d) (i) In the event that an Erroneous Payment (or portion thereof) is not recovered by the Agent for any reason, after demand therefor by the Agent in accordance with immediately preceding clause (a), from any Lender that has received such Erroneous Payment (or portion thereof) (and/or from any Payment Recipient who received such Erroneous Payment (or portion thereof) on its respective behalf) (such unrecovered amount, an “Erroneous Payment Return Deficiency”), upon the Agent’s notice to such Lender at any time, then effective immediately (with the consideration therefor being acknowledged by the parties hereto), (A) such Lender shall be deemed to have assigned its Advance of the relevant class with respect to which such Erroneous Payment was made (the “Erroneous Payment Impacted Class”) in an amount equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Agent may specify) (such assignment of the Advance of the Erroneous Payment Impacted Class, the “Erroneous Payment Deficiency Assignment”) (on a cashless basis and such amount calculated at par plus any accrued and unpaid interest (with the assignment fee to be waived by the Agent in such instance)), and is hereby (together with the Borrower) deemed to execute and deliver an Assignment and Assumption with respect to such Erroneous Payment Deficiency Assignment, and such Lender shall deliver any Notes evidencing such Advance to the Borrower or the Agent (but the failure of such Person to deliver any such Notes shall not affect the effectiveness of the foregoing assignment) (B) the Agent as the assignee Lender shall be deemed to have acquired the Erroneous Payment Deficiency Assignment, (C) upon such deemed acquisition, the Agent as the assignee Lender shall become a Lender hereunder with respect to such Erroneous Payment Deficiency Assignment and the assigning Lender shall cease to be a Lender hereunder with respect to such Erroneous Payment Deficiency Assignment, excluding, for the avoidance of doubt, its obligations under the indemnification provisions of this Agreement which shall survive as to such assigning Lender and (D) the Agent and the Borrower shall each be deemed to have waived any consents required under this Agreement to any such Erroneous Payment Deficiency Assignment, and (E) the Agent will reflect in the Register its ownership interest in the Advance subject to the Erroneous Payment Deficiency Assignment. For the avoidance of doubt, no Erroneous Payment Deficiency Assignment will reduce the Commitments of any Lender and such Commitments shall remain available in accordance with the terms of this Agreement. (ii) Subject to Section 8.07 (but excluding, in all events, any assignment consent or approval requirements (whether from the Borrower or otherwise), the Agent may, in its discretion, sell any Advance acquired pursuant to an Erroneous Payment Deficiency Assignment and upon receipt of the proceeds of such sale, the Erroneous Payment Return Deficiency owing by the applicable Lender shall be reduced by the net proceeds of the sale of such Advance (or portion thereof), and the Agent shall retain all other rights, remedies and claims against such Lender (and/or against any recipient that receives funds on its respective behalf). In addition, an Erroneous Payment Return Deficiency owing by the applicable Lender (x) shall be reduced by the proceeds of prepayments or repayments of principal and interest, or other distribution in respect of principal and interest, received by the Agent on or with respect to any such Loans acquired from such Lender pursuant to an Erroneous Payment Deficiency UGI Utilities Credit Agreement DMFIRM #403221427 v19 61

Assignment (to the extent that any such Loans are then owned by the Agent) and (y) may, in the sole discretion of the Administrative Agent, be reduced by any amount specified by the Agent in writing to the applicable Lender from time to time. (e) The parties hereto agree that (x) irrespective of whether the Administrative Agent may be equitably subrogated, in the event that an Erroneous Payment (or portion thereof) is not recovered from any Payment Recipient that has received such Erroneous Payment (or portion thereof) for any reason, the Agent shall be subrogated to all the rights and interests of such Payment Recipient (and, in the case of any Payment Recipient who has received funds on behalf of a Lender to the rights and interests of such Lender) under the Loan Documents with respect to such amount (the “Erroneous Payment Subrogation Rights”)(provided that the Loan Parties’ Obligations under the Loan Documents in respect of the Erroneous Payment Subrogation Rights shall not be duplicative of such Obligations in respect of Loans that have been assigned to the Agent under an Erroneous Payment Deficiency Assignment) and (y) an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrower; provided that this Section 7.12 shall not be interpreted to increase (or accelerate the due date for), or have the effect of increasing (or accelerating the due date for) the Obligations of the Borrower relative to the amount (and/or timing for payment) of the Obligations that would have been payable had such Erroneous Payment not been made by the Agent; provided, further, that for the avoidance of doubt, immediately preceding clauses (x) and (y) shall not apply to the extent such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Agent from the Borrower for the purpose of making such Erroneous Payment. (f) To the extent permitted by applicable Law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Agent for the return of any Erroneous Payment received, including without limitation, any defense based on “discharge for value” or any similar doctrine. (g) Each party’s obligations, agreements and waivers under this Section 7.12 shall survive the resignation or replacement of the Agent and/or the repayment, satisfaction or discharge of all obligations (or any portion thereof) owed by the Borrowers under any Loan Document. ARTICLE VIII MISCELLANEOUS Section 8.01 Amendments, Etc. No amendment or waiver of any provision of this Agreement or any Note, nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Lenders and the Borrower, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing (a) signed by each of the Lenders directly affected thereby, do any of the following: (i) increase the UGI Utilities Credit Agreement DMFIRM #403221427 v19 62

Commitments of the Lenders, (ii) reduce the principal of, or interest on, the Advances or any fees or other amounts payable hereunder, (iii) change Section 2.16 in a manner that would alter the pro rata sharing of payments required thereby, or (iiiiv) postpone any date fixed for any payment of principal of, or interest on, the Advances or any fees or other amounts payable hereunder or (b) signed by all of the Lenders, do any of the following: (i) waive any of the conditions specified in Section 3.01, (ii) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Advances, or the number of Lenders, that shall be required for the Lenders or any of them to take any action hereunder or (iii) amend this Section 8.01. Notwithstanding the foregoing, no amendment, waiver or consent shall affect the rights or duties of the Agent under this Agreement or any other Loan Document unless in writing and signed by the Agent, in addition to the Lenders required above to take such action. Section 8.02 Notices, Etc. (a) All notices and other communications provided for hereunder shall be either in writing (including telecopier or other electronic communication) and mailed, electronically transmitted or delivered, if to the Borrower, at its address at 2525 North 12th Street, Suite 360, Reading, PA 19612, Attention: Treasurer, with a copy to UGI Utilities, Inc., Box 858, Valley Forge, PA 19482, Attention: General Counsel; if to any Initial Lender, at its Domestic Lending Office specified opposite its name on Schedule I hereto; if to any other Lender, at its Domestic Lending Office specified in the Assignment and Assumption pursuant to which it became a Lender; and if to the Agent, at its address at [**********], Attention: [**********] with a copy to PNC Bank, National Association, [**********], Attention: [**********]; or, as to the Borrower or the Agent, at such other address as shall be designated by such party in a written notice to the other parties and, as to each other party, at such other address as shall be designated by such party in a written notice to the Borrower and the Agent, except in each case as otherwise provided in Section 8.02(b) and (c) below. All such notices and communications shall, when mailed or electronically transmitted, be effective when deposited in the mail or confirmed by electronic transmission, respectively, except that notices and communications to the Agent pursuant to Article II, III or VII shall not be effective until received by the Agent. Delivery by telecopier or other electronic imaging of an executed counterpart of any amendment or waiver of any provision of this Agreement or the Notes or of any Exhibit hereto to be executed and delivered hereunder shall be effective as delivery of a manually executed counterpart thereof. (b) So long as PNC or any of its Affiliates is the Agent, materials required to be delivered pursuant to Section 5.01(h)(i), (ii) and (iv) shall be delivered to the Agent as set forth in Section 5.01 or as otherwise approved by the Agent. The Borrower agrees that the Agent may make such materials, as well as any other written information, documents, instruments and other material relating to the Borrower, any of its Subsidiaries or any other materials or matters relating to this Agreement, the Notes or any of the transactions contemplated hereby (collectively, the “Communications”) available to the Lenders by posting such notices on Syndtrak, Intralinks or a substantially similar electronic system (the “Platform”). The Borrower acknowledges that (i) the distribution of material through an electronic medium is not necessarily UGI Utilities Credit Agreement DMFIRM #403221427 v19 63

secure and that there are confidentiality and other risks associated with such distribution, (ii) the Platform is provided “as is” and “as available” and (iii) neither the Agent nor any of its Affiliates warrants the accuracy, adequacy or completeness of the Communications or the Platform and each expressly disclaims liability for errors or omissions in the Communications or the Platform. No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third party rights or freedom from viruses or other code defects, is made by the Agent or any of its Affiliates in connection with the Platform. (c) Each Lender agrees that notices and communications to such Lender hereunder may be delivered or furnished by e-mail communication or other electronic communication (a “Notice”), including by specifying that any Communications have been posted to the Platform, which in each such case constitute effective delivery of such information, documents or other materials to such Lender for purposes of this Agreement; provided that the foregoing shall not apply to notices to any Lender if such Lender has notified the Agent that it is incapable of receiving notices by electronic communication. Each Lender agrees (x) to notify the Agent in writing of such Lender’s e-mail address to which a Notice may be sent by electronic transmission (including by electronic communication) on or before the date such Lender becomes a party to this Agreement (and from time to time thereafter to ensure that the Agent has on record an effective e-mail address for such Lender) and (y) that any Notice may be sent to such e-mail address. Unless the Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement); provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor. Section 8.03 No Waiver; Remedies . No failure on the part of any Lender or the Agent to exercise, and no delay in exercising, any right hereunder or under any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law. Section 8.04 Costs and Expenses . (a) The Borrower agrees to pay on demand all reasonable and documented out-of-pocket costs and expenses of the Agent in connection with the preparation, execution, delivery, administration, modification and amendment of this Agreement, the Notes, and the other documents to be delivered hereunder, including, without limitation, (A) all due diligence, UGI Utilities Credit Agreement DMFIRM #403221427 v19 64

syndication (including printing, distribution and bank meetings), transportation, computer, duplication, appraisal, consultant, and audit expenses and (B) the reasonable and documented out-of-pocket fees and expenses of counsel for the Agent with respect thereto and with respect to advising the Agent as to its rights and responsibilities under this Agreement or any amendment, supplement or modification of, or any waiver or consent under or in respect of (or any proposed amendment or supplement to or modification or waiver of), this Agreement, the other Loan Documents and any such other documents (limited to one primary counsel for the Agent and, if deemed necessary by the Agent, one special counsel for each relevant specialty and one local counsel in each relevant jurisdiction and, in the case of any actual or perceived conflict of interest, one additional counsel for each Person or group of Persons subject to such conflict). The Borrower further agrees to pay promptly all reasonable and documented out-of-pocket costs and expenses (including, without limitation, reasonable and documented out-of-pocket counsel fees and expenses) of (i) the Agent in connection with any workout, restructuring or negotiations in respect of the Advances or other obligation hereunder or under the other Loan Documents and (ii) the Agent and the Lenders in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Agreement, the Notes and the other documents to be delivered hereunder, including, without limitation, reasonable and documented out-of-pocket fees and expenses of counsel for the Agent and each Lender in connection with the enforcement or preservation of any rights under this Agreement and the other Loan Documents (limited in the case of this clause (ii) to one primary counsel for the Agent and, if deemed necessary by the Agent, one special counsel for each relevant specialty and one local counsel in each relevant jurisdiction and, in the case of any actual or perceived conflict of interest, one additional counsel for each Person or group of Persons subject to such conflict). (b) The Borrower agrees to indemnify and hold harmless the Agent, each Lender, any Person named as Syndication Agent, Arranger, Bookrunner or Documentation Agent on the cover page of this Agreement, and each of their Affiliates and their officers, directors, employees, agents and advisors (each, an “Indemnified Party”) from and against any and all claims, damages, losses, liabilities and reasonable expenses (including, without limitation, reasonable fees and expenses of counsel and any civil penalties or fines assessed by OFAC) incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of (including, without limitation, in connection with any investigation, litigation or proceeding or preparation of a defense in connection therewith) (i) the Notes, this Agreement, any of the transactions contemplated herein or the actual or proposed use of the proceeds of the Advances or (ii) the actual or alleged presence of Hazardous Materials on any property of the Borrower or any of its Subsidiaries or any Environmental Action relating in any way to the Borrower or any of its Subsidiaries, except to the extent such claim, damage, loss, liability or expense (x) is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party’s gross negligence, bad faith or willful misconduct, (y) arose from a material breach of such Indemnified Party’s obligations under any Loan Document (as determined by a court of competent jurisdiction in a final, non-appealable judgment), or (z) results from a claim, litigation, investigation or proceeding brought by one Indemnified PersonParty against another Indemnified PersonParty that does not involve an act or omission by, or a condition relating to, the Borrower or any Affiliate thereof (other than a claim against an Indemnified PersonParty solely in its capacity as Administrative Agent, Syndication Agent, Arranger, Bookrunner or Documentation Agent). In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 8.04(b) applies, such UGI Utilities Credit Agreement DMFIRM #403221427 v19 65 indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by the Borrower, its directors, equityholders or creditors or an Indemnified Party or any other Person, whether or not any Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated hereby are consummated. Each of the Borrower and each Lender agrees not to assert any claim for special, indirect, consequential or punitive damages against the Agent, any Lender, the Borrower, any of their Affiliates, or any of their respective directors, officers, employees, attorneys and agents, on any theory of liability, arising out of or otherwise relating to the Notes, this Agreement, any of the transactions contemplated herein or the actual or proposed use of the proceeds of the Advances; provided that, nothing contained in this sentence shall relieve the Borrower of any obligation it may have to indemnify an Indemnified Party against special, indirect, consequential or punitive damages asserted against such Indemnified Party by a third party. (c) If any payment of principal of, or Conversion of, any EurodollarTerm SOFR Rate Advance is made by the Borrower to or for the account of a Lender other than on the last day of the Interest Period for such Advance, as a result of a payment or Conversion pursuant to Section 2.09(d) or, (e) or (g), 2.11 or 2.13, acceleration of the maturity of the Notes pursuant to Section 6.01 or for any other reason, or by an Eligible Assignee to a Lender other than on the last day of the Interest Period for such Advance upon an assignment of rights and obligations under this Agreement pursuant to Section 8.07 as a result of a demand by the Borrower pursuant to Section 8.07(a), the Borrower shall, upon demand by such Lender (with a copy of such demand to the Agent), pay to the Agent for the account of such Lender any amounts required to compensate such Lender for any additional losses, costs or expenses that it may reasonably incur as a result of such payment or Conversion, including, without limitation, any loss (excluding loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Lender to fund or maintain such Advance. (d) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in Sections 2.12, 2.15 and 8.04 shall survive the payment in full of principal, interest and all other amounts payable hereunder and under the Notes. Section 8.05 Right of Set off . Upon either (a) the occurrence and during the continuance of any Event of Default under Section 6.01(a) or 6.01(e) or (b) (i) the occurrence and during the continuance of any other Event of Default and (ii) the making of the request or the granting of the consent specified by Section 6.01 to authorize the Agent to declare the Notes due and payable pursuant to the provisions of Section 6.01, each Lender and each of their Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender or such Affiliate to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement and the Note(s) held by such Lender, whether or not such Lender shall have made any demand under this Agreement or such Note and although such obligations may be unmatured. Each Lender agrees promptly to notify the Borrower after any such set off and application, provided that the failure to give such notice shall not affect the validity of such UGI Utilities Credit Agreement DMFIRM #403221427 v19 66 set off and application. The rights of each Lender and its Affiliates under this Section are in addition to other rights and remedies (including, without limitation, other rights of set off) that such Lender and its Affiliates may have. Section 8.06 Binding Effect . This Agreement shall be binding upon and inure to the benefit of the Borrower, the Agent and each Lender and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of each of the Lenders. Section 8.07 Assignments and Participations . (a) Each Lender may and, if demanded by the Borrower pursuant to Section 2.22(b) upon at least five Business Days’ notice to such Lender and the Agent, will assign to one or more Persons all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of the Advance owing to it, and its interest in the Note held by it); provided, however, that (i) each such assignment shall be of a constant, and not a varying, percentage of all rights and obligations under this Agreement, (ii) except in the case of an assignment to a Person that, immediately prior to such assignment, was a Lender or an assignment of all of a Lender’s rights and obligations under this Agreement, the amount of the Advances of the assigning Lender being assigned pursuant to each such assignment (determined as of the date of the Assignment and Assumption with respect to such assignment) shall in no event be less than $2,500,000 or an integral multiple of $500,000 in excess thereof unless the Borrower and the Agent otherwise agree, (iii) each such assignment shall be to an Eligible Assignee, (iv) each such assignment made as a result of a demand by the Borrower pursuant to this Section 8.07(a) shall be arranged by the Borrower after consultation with the Agent and shall be either an assignment of all of the rights and obligations of the assigning Lender under this Agreement or an assignment of a portion of such rights and obligations made concurrently with another such assignment or other such assignments that together cover all of the rights and obligations of the assigning Lender under this Agreement, (v) no Lender shall be obligated to make any such assignment as a result of a demand by the Borrower pursuant to this Section 8.07(a) unless and until such Lender shall have received one or more payments from either the Borrower or one or more Eligible Assignees in an aggregate amount at least equal to the aggregate outstanding principal amount of the Advances owing to such Lender, together with accrued interest thereon to the date of payment of such principal amount and all other amounts payable to such Lender under this Agreement, and (vi) the parties to each such assignment shall execute and deliver to the Agent, for its acceptance and recording in the Register, an Assignment and Assumption, together with any Note subject to such assignment and a processing and recordation fee of $3,500 payable by the parties to each such assignment, provided, however, that in the case of each assignment made as a result of a demand by the Borrower, such recordation fee shall be payable by the Borrower except that no such recordation fee shall be payable in the case of an assignment made at the request of the Borrower to an Eligible Assignee that is an existing Lender. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Assumption, (x) the assignee UGI Utilities Credit Agreement DMFIRM #403221427 v19 67

thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Assumption, have the rights and obligations of a Lender hereunder and (y) the Lender assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Assumption, relinquish its rights (other than its rights under Sections 2.12, 2.15 and 8.04 to the extent any claim thereunder relates to an event arising prior to such assignment) and be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all or the remaining portion of an assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto). (b) Upon its receipt of an Assignment and Assumption executed by an assigning Lender and an assignee representing that it is an Eligible Assignee, together with any Note or Notes subject to such assignment, the Agent shall, if such Assignment and Assumption has been completed and is in substantially the form of Exhibit C hereto, (i) accept such Assignment and Assumption, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Borrower. (c) The Agent shall maintain at its address referred to in Section 8.02 a copy of each Assignment and Assumption delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the principal amount of the Advances owing to, each Lender from time to time (the “Register”). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice. (d) Each Lender may sell participations to one or more banks or other entities (other than the Borrower or any of its Affiliates) in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of the Advances owing to it and any Note or Notes held by it); provided, however, that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Lender shall remain the holder of any such Note for all purposes of this Agreement, (iv) the Borrower, the Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and (v) no participant under any such participation shall have any right to approve any amendment or waiver of any provision of this Agreement or any Note, or any consent to any departure by the Borrower therefrom, except to the extent that such amendment, waiver or consent would reduce the principal of, or interest on, the Notes or any fees or other amounts payable hereunder, in each case to the extent subject to such participation, or postpone any date fixed for any payment of principal of, or interest on, the Notes or any fees or other amounts payable hereunder, in each case to the extent subject to such participation. The applicable Lender, acting solely for this purpose as ana non-fiduciary agent of the Borrower, shall maintain a register for the recordation of the names and addresses of each participant to which such Lender has sold a participating interest and the amount of each such participant’s interest in such Lender’s rights and/or obligations under this Agreement (the “Participant Register”). The entries in the Participant UGI Utilities Credit Agreement DMFIRM #403221427 v19 68

Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of the related rights and/or obligations, subject to the provisions of this Section. (e) Any Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 8.07, disclose to the assignee or participant or proposed assignee or participant, any information relating to the Borrower furnished to such Lender by or on behalf of the Borrower; provided that, prior to any such disclosure, the assignee or participant or proposed assignee or participant shall agree to preserve the confidentiality of any Borrower Information relating to the Borrower received by it from such Lender. (f) Notwithstanding any other provision set forth in this Agreement, any Lender may at any time create a security interest in all or any portion of its rights under this Agreement (including, without limitation, the Advances owing to it and any Note or Notes held by it) in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System. Section 8.08 Confidentiality . Neither the Agent nor any Lender may disclose to any Person any confidential, proprietary or non-public information of the Borrower furnished to the Agent or the Lenders by the Borrower (such information being referred to collectively herein as the “Borrower Information”), except that each of the Agent and each of the Lenders may disclose Borrower Information (i) to its and its affiliates’ employees, officers, directors, agents and advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Borrower Information and instructed to keep such Borrower Information confidential on substantially the same terms as provided herein), (ii) to the extent requested by any regulatory authority, (iii) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (iv) to any other party to this Agreement, (v) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, (vi) subject to an agreement containing provisions substantially the same as those of this Section 8.08, to any assignee or participant or prospective assignee or participant, (vii) to the extent such Borrower Information (A) is or becomes generally available to the public on a non-confidential basis other than as a result of a breach of this Section 8.08 by the Agent or such Lender, or (B) is or becomes available to the Agent or such Lender on a nonconfidential basis from a source other than the Borrower and (viii) with the consent of the Borrower. EACH LENDER ACKNOWLEDGES THAT BORROWER INFORMATION, FURNISHED TO IT PURSUANT TO THIS AGREEMENT MAY INCLUDE MATERIAL NON-PUBLIC INFORMATION CONCERNING THE BORROWER AND ITS AFFILIATES AND THEIR RELATED PARTIES OR THEIR RESPECTIVE SECURITIES, AND CONFIRMS THAT IT HAS DEVELOPED COMPLIANCE PROCEDURES REGARDING THE USE OF MATERIAL NON-PUBLIC INFORMATION AND THAT IT WILL HANDLE SUCH MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH THOSE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS. UGI Utilities Credit Agreement DMFIRM #403221427 v19 69

ALL INFORMATION, INCLUDING REQUESTS FOR WAIVERS AND AMENDMENTS, FURNISHED BY THE BORROWER OR THE AGENT PURSUANT TO, OR IN THE COURSE OF ADMINISTERING, THIS AGREEMENT MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION ABOUT THE BORROWER AND ITS AFFILIATES OR THEIR RESPECTIVE SECURITIES. ACCORDINGLY, EACH LENDER REPRESENTS TO THE BORROWER AND THE AGENT THAT IT HAS IDENTIFIED A CREDIT CONTACT WHO MAY RECEIVE INFORMATION THAT MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH ITS COMPLIANCE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS, AND SHALL PROVIDE THE NAME(S) OF SUCH PERSON(S) TO THE AGENT WITHIN TWO WEEKS OF THE EFFECTIVE DATE OR, IF LATER, TWO WEEKS AFTER THE DATE THAT IT BECOMES A LENDER HEREUNDER. Section 8.09 Governing Law . This Agreement and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York without regard to its conflict of laws principles. Section 8.10 Execution in Counterparts; Electronic Execution of Assignment and Assumption Agreements . This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier or other electronic imaging shall be effective as delivery of a manually executed counterpart of this Agreement. The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption Agreement shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state Laws based on the Uniform Electronic Transactions Act. Section 8.11 Jurisdiction, Etc. (a) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or, the Notes or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the extent permitted by law, in such federal court in New York City. The Borrower hereby UGI Utilities Credit Agreement DMFIRM #403221427 v19 70

irrevocably consents to the service of process in any action or proceeding in such courts by the mailing thereof by any parties hereto by registered or certified mail, postage prepaid, to the Borrower at its address specified pursuant to Section 8.02. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Agreement or, the Notes or the other Loan Documents in the courts of any jurisdiction. (b) Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or, the Notes, or the other Loan Documents in any New York State or federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court. Section 8.12 Patriot Act Notice . Each Lender and the Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender or the Agent, as applicable, to identify the Borrower in accordance with the Patriot Act. The Borrower shall provide, to the extent commercially reasonable, such information and take such actions as are reasonably requested by the Agent or any Lenders in order to assist the Agent and the Lenders in maintaining compliance with the Patriot Act. Section 8.13 No Advisory or Fiduciary Relationship . The Borrower, on behalf of itself and its Subsidiaries, agrees that in connection with all aspects of the transactions contemplated hereby and any communications in connection herewith or therewith, the Borrower, its Subsidiaries and Affiliates, on the one hand, and the Agent, the Lenders, and their Affiliates, on the other hand, will have a business relationship that does not create, by implication or otherwise, any fiduciary duty on the part of the Agent, the Lenders, or their Affiliates, and no such duty will be deemed to have arisen in connection with any such transactions or communicationsIn connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Borrower acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (a) (i) no fiduciary, advisory or agency relationship between the Borrower and its Subsidiaries and any Arranger, any Bookrunner, the Agent, or any Lender is intended to be or has been created in respect of the transactions contemplated hereby or by the other Loan Documents, irrespective of whether the Arranger, the Agent, or any Lender has advised or is advising the Borrower or any Subsidiary on other matters, (ii) the arranging and other services regarding this Agreement provided by any Arranger, the Agent, and the Lenders UGI Utilities Credit Agreement DMFIRM #403221427 v19 71

are arm’s-length commercial transactions between the Borrower and its Affiliates, on the one hand, and the Arrangers, the Agent, and the Lenders, on the other hand, (iii) the Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent that it has deemed appropriate and (iv) the Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; and (b) (i) the Arrangers, the Agent, and the Lenders each is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrower or any of its Affiliates, or any other Person; (ii) none of the Arrangers, the Agent, and the Lenders has any obligation to the Borrower or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Arrangers, the Agent, and the Lenders and their respective Affiliates may be engaged, for their own accounts or the accounts of customers, in a broad range of transactions that involve interests that differ from those of the Borrower and its Affiliates, and none of the Arrangers, the Agent, and the Lenders has any obligation to disclose any of such interests to the Borrower or its Affiliates. To the fullest extent permitted by Law, the Borrower hereby waives and releases any claims that it may have against any of the Arrangers, the Agent, and the Lenders with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby. Section 8.14 WAIVER OF JURY TRIAL . EACH OF THE BORROWER, THE AGENT AND THE LENDERS HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR, THE NOTES OR THE OTHER LOAN DOCUMENTS OR THE ACTIONS OF THE AGENT OR ANY LENDER IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF OR THEREOF. Section 8.15 Acknowledgement and Consent to Bail-In of EEAAffected Financial Institutions . Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEAAffected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEAthe applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by: (a) the application of any Write-Down and Conversion Powers by an EEAthe applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEAAffected Financial Institution; and (b) the effects of any Bail-In Action on any such liability, including, if applicable: UGI Utilities Credit Agreement DMFIRM #403221427 v19 72

(i) a reduction in full or in part or cancellation of any such liability; (ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or (iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEAthe applicable Resolution Authority. Section 8.16 Acknowledgement Regarding Any Supported QFCs . To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Hedge Agreements or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the Laws of the State of New York and/or of the United States or any other state of the United States): (a) In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the Laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the Laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support. (b) As used in this Section 8.16, the following terms have the following meanings: UGI Utilities Credit Agreement DMFIRM #403221427 v19 73

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party. “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D). UGI Utilities Credit Agreement DMFIRM #403221427 v19 74

UGI Utilities Credit Agreement DMFIRM #403221427 By: Name: Title: IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written. PNC BANK, NATIONAL ASSOCIATION, as Agent By: Name: Title: UGI UTILITIES, INC.

UGI Utilities Credit Agreement DMFIRM #403221427 By: Name: Title: Initial Lenders PNC BANK, NATIONAL ASSOCIATION

UGI Utilities Credit Agreement DMFIRM #403221427 By: Name: Title: CITIZENS BANK OF PENNSYLVANIA

UGI Utilities Credit Agreement DMFIRM #403221427 THE BANK OF NEW YORK MELLON By: Name: Title:

UGI Utilities Credit Agreement DMFIRM #403221427 BRANCH BANKING AND TRUST COMPANY By: Name: Title:

UGI Utilities Credit Agreement DMFIRM #403221427 FIRST NATIONAL BANK OF PENNSYLVANIA By: Name: Title:

UGI Utilities Credit Agreement DMFIRM #403221427 THE BRYN MAWR TRUST COMPANY By: Name: Title:

UGI Utilities Credit Agreement DMFIRM #403221427 FIRST KEYSTONE COMMUNITY BANK By: Name: Title:

UGI Utilities Credit Agreement DMFIRM #403221427 QNB BANK By: Name: Title:

UGI Utilities Credit Agreement DMFIRM #403221427 MID PENN BANK By: Name: Title:

UGI Utilities Credit Agreement DMFIRM #403221427 AMERICAN BANK By: Name: Title:

UGI Utilities Credit Agreement DMFIRM #403221427 MAUCH CHUNK TRUST COMPANY By: Name: Title:

UGI Utilities Credit Agreement DMFIRM #403221427 PENN COMMUNITY BANK By: Name: Title:

UGI Utilities Credit Agreement DMFIRM #403221427 ESSA BANK & TRUST By: Name: Title:

SCHEDULE II
UGI UTILITIES, INC.
CREDIT AGREEMENT
COMMITMENTS

Lender	Initial Commitment	Outstanding Advances as of the First Amendment Effective Date After Giving Effect to the First Amendment
PNC Bank, National Association	$15,000,000	$19,037,500
Citizens Bank, N.A. (formerly known as Citizens Bank of PennsylvaniaPennsylvana)	$15,000,000	$19,037,500
The Bank of New York Mellon	$15,000,000	$15,937,500
Truist Bank (formerly Branch Banking and TrustTruist Company)	$15,000,000	-$0 -
First National Bank of Pennsylvania	$15,000,000	$15,937,500
The Bryn Mawr Trust Company	$ 10,000,000	-$0-
First Keystone Community Bank	$ 9,000,000	$6,975,000
QNB Bank	$ 8,000,000	-$0-
Mauch Chunk Trust Company	$ 5,000,000	$6,000,000
Mid Penn Bank	$ 5,000,000	$3,875,000
American Bank	$ 5,000,000	$3,875,000
Mauch Chunk Trust Company	$ 5,000,000	
Penn Community Bank	$ 5,000,000	$3,875,000
ESSA Bank &Trust	$ 3,000,000	$2,325,000
Total	$125,000,000	$96,875,000

DMFIRM #403221427 v19

Schedule II – Page 1

DMFIRM #403221427 v19 Schedule II – Page 2